Exhibit 99.2
INDEX TO FINANCIAL STATEMENTS
OF
WHITE KNIGHT RESOURCES LTD.
NOTICE TO RESIDENTS OF THE UNITED STATES
      Readers are cautioned that, although National Instrument 43-101 requires disclosure in Canada of measured, indicated and inferred mineral resources, the Securities and Exchange Commission does not recognize these classification categories for U.S. reporting purposes.

WHITE KNIGHT RESOURCES LTD.
CONSOLIDATED BALANCE SHEETS
(Expressed in Canadian dollars)

	As at June 30

	2005	2004

Assets
Current
Cash and cash equivalents	$282,459	$2,395,527
Temporary investments (Note 3)	10,895,443	7,450,824
Receivables (Note 7)	176,164	72,707
Prepaid expenses	41,974	15,760

Total current assets	11,396,040	9,934,818
Mineral property interests (Note 4)	2,456,147	1,754,374
Deferred exploration costs (Note 5)	1,508,878	733,072
Equipment (Note 6)	139,118	85,903
Reclamation bonds (Note 11)	196,692	212,239

Total assets	$15,696,875	$12,720,406

Liabilities and Shareholders’ Equity
Current
Accounts payable and accrued liabilities	$161,831	$59,715
Due to related parties (Note 7)	17,754	70,370

Total current liabilities	179,585	130,085

Shareholders’ Equity
Capital stock (Note 8)
Authorized:
100,000,000 common shares without par value
Issued and outstanding
54,089,386 (2004 — 50,029,386)	26,844,701	22,904,872
Contributed surplus	1,246,525	1,195,911
Deficit	(12,573,936)	(11,510,462)

Total shareholders’ equity	15,517,290	12,590,321

Total liabilities and shareholders’ equity	$15,696,875	$12,720,406

Nature and continuance of operations (Note 1)
Commitments (Note 13)
On behalf of the Board:

John M. Leask Director	Megan Cameron-Jones Director
The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Expressed in Canadian dollars)

	Year ended June 30

	2005	2004	2003

ADMINISTRATION COSTS
Amortization	$30,546	$13,893	$2,645
Audit	48,696	10,950	11,550
Bank charges and interest	5,762	1,520	859
Consulting	116,588	82,540	36,761
Consulting — related party (Note 7)			14,000
Consulting — stock-based compensation (Note 8)	148,543	840,005
Investor relations and shareholder information	123,189	52,889	21,069
Legal	26,958	23,196	22,699
Management fees — related party (Note 7)	264,000	210,000	58,000
Office and miscellaneous	85,068	56,201	15,866
Rent	54,873	28,300	13,100
Telephone	16,444	8,898	4,572
Transfer agent and listing fees	31,029	55,506	8,542
Travel and entertainment	69,132	52,569	973
Wages and benefits	79,918	31,863

Loss before other items	(1,100,746)	(1,468,330)	(210,636)

OTHER ITEMS
Write-off of deferred exploration costs (Note 5)	(194,598)	(241,549)	(118,399)
Interest income	261,600	97,920	7,813
Loss on foreign exchange	(60,377)	(9,299)	(36,524)
Unrealized recovery (loss) on temporary investments (Note 3)	31,404	(42,999)
Loss on disposal of equipment	(757)

	37,272	(195,927)	(147,110)

Loss for the year	$(1,063,474)	$(1,664,257)	$(357,746)

Basic and diluted loss per common share	$(0.02)	$(0.04)	$(0.01)

Weighted average number of common shares outstanding	53,091,304	39,038,472	28,958,186

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(Expressed in Canadian dollars)

	Number of			Contributed
	shares	Price	Amount	surplus	Deficit	Total

Balance, June 30, 2002	28,781,152		$11,482,170		$(9,488,459)	$1,993,711
Shares issued for:
Mineral property interests	40,000	$0.20	8,000			8,000
Exercise of stock options	337,500	0.10	33,750			33,750
Loss for the year					(357,746)	(357,746)

Balance, June 30, 2003	29,158,652		11,523,920		(9,846,205)	1,677,715
Shares issued for:
Mineral property interests	40,000	0.78	31,200			31,200
Exercise of stock options	2,134,500	0.13	268,310			268,310
Exercise of warrants	6,084,308	0.39	2,377,872			2,377,872
Private placement	2,500,000	0.40	1,000,000			1,000,000
Finder’s fee	125,000	0.40
Private placement	7,764,704	0.85	6,599,998			6,599,998
Private placement	2,222,222	0.90	2,000,000			2,000,000
Private placement expenses			(896,428)	$355,906		(540,522)
Stock-based compensation				840,005		840,005
Loss for the year					(1,664,257)	(1,664,257)

Balance, June 30, 2004	50,029,386		22,904,872	1,195,911	(11,510,462)	12,590,321
Shares issued for:
Mineral property interests	40,000	0.71	28,400			28,400
Exercise of stock options (Note 8)	230,000	0.30	120,125			120,125
Exercise of warrants (Note 8)	1,965,000	0.60	1,179,000			1,179,000
Exercise of broker’s warrants (Note 8)	325,000	0.60	242,304			242,304
Private placement	1,500,000	1.58	2,370,000			2,370,000
Stock-based compensation				148,543		148,543
Less: Fair market value of stock options and broker’s warrants exercised				(97,929)		(97,929)
Loss for the year					(1,063,474)	(1,063,474)

Balance, June 30, 2005	54,089,386		$26,844,701	$1,246,525	$(12,573,936)	$15,517,290

The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)

	Year ended June 30

	2005	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Loss for the year	$(1,063,474)	$(1,664,257)	$(357,746)
Items not affecting cash:
Amortization	30,546	13,893	2,645
Write-off of deferred exploration costs	194,598	241,549	118,399
Loss on disposal of equipment	757
Stock-based compensation	148,543	840,005
Unrealized recovery (loss) on temporary investments	(31,404)	42,999
Changes in non-cash working capital items:
Decrease (increase) in receivables	(103,457)	(70,608)	2,305
Increase in prepaid expenses	(26,214)	(4,374)	(157)
Increase (decrease) in accounts payable and accrued liabilities	(51,640)	12,714	(48,943)
Increase (decrease) in due to related parties	(52,616)	(153,168)	103,885

Net cash used in operating activities	(954,361)	(741,247)	(179,612)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of capital stock	3,813,500	11,705,658	33,750

Net cash provided by financing activities	3,813,500	11,705,658	33,750

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of mineral property interests	(673,373)	(611,213)	(137,565)
Deferred exploration costs	(816,648)	(442,661)	(177,797)
Reclamation bond refunded (posted)	15,547	(65,252)	85,943
Acquisition of temporary investments	(3,413,215)	(7,493,823)
Proceeds from disposal of equipment	1,968
Acquisition of equipment	(86,486)	(89,321)

Net cash used in investing activities	(4,972,207)	(8,702,270)	(229,419)

Increase (decrease) in cash and cash equivalents during the year	(2,113,068)	2,262,141	(375,281)
Cash and cash equivalents, beginning of year	2,395,527	133,386	508,667

Cash and cash equivalents, end of year	$282,459	$2,395,527	$133,386

Supplemental disclosures with respect to cash flows (Note 12)
The accompanying notes are an integral part of these consolidated financial statements.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

At the date of these consolidated financial statements, the Company has not been able to identify an ore body on any of its mineral property interests. The ability of the Company to realize the costs it has incurred to date on these mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify a commercial ore body, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	2005	2004

Working capital	$11,216,455	$9,804,733
Deficit	(12,573,936)	(11,510,462)

2.	SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”). The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in accordance with Canadian GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the year. Actual results could differ from these estimates.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d . . .)

Principles of consolidation

These consolidated financial statements include the accounts of the Company and the following subsidiaries, all of which are 100% owned:

White Knight Gold (U.S.) Inc.
CUN Minerals Inc.
Quito Gold Corp.

All material inter-company transactions have been eliminated upon consolidation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and highly liquid investments with original maturities of three months or less. At June 30, 2005 and 2004, cash and cash equivalents consisted of cash held in financial institutions.

Temporary investments

Temporary investments are recorded at the lower of cost or market on an aggregate basis. For temporary investments in which unrealized losses had been recognized in a previous year, any subsequent recoveries in market value are recorded up to original cost. This occurred for the first time during fiscal 2005.

Mineral property interests and deferred exploration costs

The Company records mineral property interests, which consist of the right to explore for mineral deposits, at cost. The Company records deferred exploration costs, which consist of costs attributable to the exploration of mineral property interests, at cost. All direct and indirect costs relating to the acquisition and exploration of these mineral property interests are capitalized on the basis of specific claim blocks until the mineral property interests to which they relate are placed into production, the mineral property interests are disposed of through sale or where management has determined there to be an impairment. If a mineral property interest is abandoned, the mineral property interest and deferred exploration costs will be written off to operations in the period of abandonment.

On an ongoing basis, the capitalized costs are reviewed on a property-by-property basis to consider if there is any impairment on the subject mineral property interest. Management’s determination for impairment is based on: i) whether the Company’s exploration programs on the mineral property interests have significantly changed, such that previously identified resource targets are no longer being pursued; ii) whether exploration results to date are promising and whether additional exploration work is being planned in the foreseeable future or iii) whether remaining lease terms are insufficient to conduct necessary studies or exploration work. As at June 30, 2005 and 2004, management believes that no impairment relating to the mineral property interests and deferred exploration costs was required.

The recorded cost of mineral property interests and deferred exploration costs is based on cash paid and the assigned value of share consideration issued for mineral property interest acquisitions and exploration costs incurred. The recorded amount may not reflect recoverable value as this will be dependent on future development programs, the nature of the mineral deposit, commodity prices, adequate funding and the ability of the Company to bring its projects into production.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d . . .)

Canadian GAAP conflict in accounting for mineral property interests and deferred exploration costs

In March 2000, the Accounting Standards Board of the Canadian Institute of Chartered Accountants (“CICA”) issued Accounting Guideline No. 11 “Enterprises in the Development Stage” (“AcG 11”). AcG 11 addresses three distinct issues: i) the capitalization of costs/expenditures; ii) impairment; and iii) disclosure. Prior to its issuance, development stage entities were exempt from following certain aspects of Canadian GAAP. AcG 11 requires that all companies account for transactions based on the underlying characteristics of the transaction rather than the maturity of the enterprise. In addition, AcG 11 requires specific disclosure of information by development stage companies.

In March 2002, the Emerging Issues Committee (“EIC”) of the CICA issued EIC-126 “Accounting by Mining Enterprises for Exploration Costs” (“EIC-126”) which interprets how AcG 11 affects mining companies with respect to the deferral of exploration costs. EIC-126 refers to CICA Handbook Section 3061 “Property, Plant and Equipment” (“HB 3061”), paragraph .21, which states that for a mineral property interest, the cost of the asset includes exploration costs if the enterprise considers that such costs have the characteristics of property, plant and equipment.

EIC-126 then states that a mining enterprise that has not established mineral reserves objectively, and therefore does not have a basis for preparing a projection of the estimated cash flow from the mineral property interest, is not precluded from considering the exploration costs to have the characteristics of property, plant and equipment. EIC-126 also sets forth the EIC’s consensus that a mining enterprise in the development stage is not required to consider the conditions in AcG 11 regarding impairment in determining whether exploration costs may be initially capitalized. With respect to impairment of capitalized exploration costs, EIC-126 sets forth the EIC’s consensus that a mining enterprise in the development stage that has not established mineral reserves objectively, and, therefore, does not have a basis for preparing a projection of the estimated cash flow from the property, is not obliged to conclude that capitalized costs have been impaired. However, such an enterprise should consider the conditions set forth in AcG 11 and HB 3061 in determining whether a subsequent write-down of capitalized exploration costs related to mineral property interests is required.

As disclosed above, the Company considers that its mineral property interests and deferred exploration costs have the characteristics of property, plant and equipment, and, accordingly, the Company has chosen to classify its mineral property interests and deferred exploration costs as tangible assets in accordance with its interpretation of Canadian GAAP.

Although the Company believes its accounting policy is appropriate and consistent with Canadian GAAP, there is an alternative interpretation of Canadian GAAP that would consider them to be intangible assets as a result of the issuance of CICA Handbook Section 1581 “Business Combinations” (“HB 1581”) and CICA Handbook Section 3062 “Goodwill and Other Intangible Assets” (“HB 3062”).

This alternative interpretation under HB 1581 and HB 3062 would provide for the capitalization of a contract based mining asset as an intangible asset at its fair value at the time it was acquired, either as an individual asset purchase or as part of a business combination. For exploration stage mineral property interests and deferred exploration costs such as those owned by the Company, the excess of the carrying value over the residual value of the intangible assets would be amortized on a straight-line basis over the period in which the Company expected to complete its exploration process or convert, develop or further explore the underlying properties. For the Company, a reasonable estimate of this amortization period would be 5 years.

In September, 2004, the CICA amended the guidance in HB 3062 to remove the example of mineral rights as this reference may have implied that mineral rights are necessarily an intangible asset. This amendment

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d . . .)

confirmed the Company’s current method of accounting for mineral property interests. Unless alternative guidance is provided, the Company expects to continue accounting for these assets as tangible assets.

Asset retirement obligations

Effective July 1, 2004, the Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability. Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset. At June 30, 2005, there are no asset retirement obligations.

Impairment of long-lived assets and long-lived assets to be disposed of

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount and the fair value less costs to sell.

Risk management

The Company’s largest non-monetary assets are its mineral property interests in the United States of America. The Company could accordingly be at risk for foreign currency fluctuations and developing legal and political environments.

The Company does not maintain significant cash or other monetary assets or liabilities in the United States.

The Company relies on local consultants for the management of its exploration activities and for legal and accounting matters.

Equipment and amortization

Equipment is recorded at cost and amortization is calculated at the following rates per annum using the declining-balance method:

Vehicles and technical equipment	30%
Office equipment	20%

Foreign currency translation

The Company’s subsidiaries are integrated foreign operations and are translated into Canadian dollar equivalents using the temporal method. Monetary items are translated at the exchange rate in effect at the balance sheet date; non-monetary items are translated at historical exchange rates. Income and expense items are translated at the average exchange rate for the period. Translation gains and losses are reflected in loss for the year.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

2.	SIGNIFICANT ACCOUNTING POLICIES (cont’d . . .)

Stock-based compensation

Effective July 1, 2002, the Company adopted the CICA Handbook Section 3870 “Stock-Based Compensation and Other Stock-Based Payments”, which recommends the fair value-based methodology for measuring compensation costs. The section permitted, and the Company adopted, the use of the intrinsic value-based method, which recognizes compensation cost for awards to employees and directors only when the market price exceeds the exercise price at date of grant, but requires pro-forma disclosure of earnings and earnings per share as if the fair value method had been adopted. Any consideration paid by the option holders to purchase shares is credited to capital stock.

Effective July 1, 2003, the Company recognizes compensation expense, on a prospective basis, for all stock options and warrants granted using the fair value based method of accounting. Pro forma disclosures of loss and loss per share as if the fair value based accounting method had been used to account for stock-based compensation for any options granted before July 1, 2003 but on or after July 1, 2002 are provided in the notes.

Future income taxes

Future income taxes are recorded using the asset and liability method. Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using the enacted or substantively enacted tax rates expected to apply when the asset is realized or the liability settled. The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that substantive enactment or enactment occurs. To the extent that the Company does not consider it more likely than not that a future tax asset will be recovered, it provides a valuation allowance against the excess.

Loss per share

The Company uses the treasury stock method to compute the dilutive effect of options, warrants and similar instruments. Under this method, the dilutive effect on earnings per share is recognized on the use of the proceeds that could be obtained upon exercise of options, warrants and similar instruments. It assumes that the proceeds would be used to purchase common shares at the average market price during the year. The weighted average number of common shares outstanding at June 30, 2005 of 53,091,304 (2004 – 39,038,472; 2003 – 28,958,186) does not include the 9,808,233 (2004 – 11,964,899; 2003 – 5,649,308) warrants outstanding and the 3,385,000 (2004 – 3,665,000; 2003 – 3,075,000) stock options outstanding.

Basic loss per share is calculated using the weighted-average number of shares outstanding during the year.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

3.	TEMPORARY INVESTMENTS

Temporary investments consist of highly liquid bonds with a carrying value at June 30, 2005 of $10,895,443 and a fair value of $10,931,667. The recovery reported in the consolidated financial statements of $31,404 related to temporary investments is a partial recovery of the unrealized loss on temporary investments reported in fiscal 2004 of $42,999.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

4.	MINERAL PROPERTY INTERESTS

	Balance at			Balance at
	June 30,			June 30,
	2004	Additions	Recovery	2005

Nevada Properties
Benmark	$24,922	$36,241		$61,163
Celt	106,057	194,427	$(16,617)	283,867
Cottonwood	58,016	35,387		93,403
Fye Canyon	119,889	57,559	(3,670)	173,778
Gold Bar Horst	82,543	38,285		120,828
Gold Pick	10,811	8,744		19,555
Goldstone	19,846	2,838		22,684
Hunter	62,830	25,958		88,788
Ian		18,930		18,930
Indian Ranch	108,402			108,402
Knolls		58,154		58,154
McClusky Pass	56,194	40,543		96,737
New Pass	402,981	17,888	(1,142)	419,727
Pat Canyon	34,965	46,198		81,163
Slaven Canyon	163,314	91,242		254,556
South Cabin Creek	17,426	16,923		34,349
Squaw Creek	426,563	25,511	(74,603)	377,471
Tonkin Summit	59,615	41,173		100,788
Other		41,804		41,804

Total Nevada Properties	$1,754,374	$797,805	$(96,032)	$2,456,147

	Balance at			Balance at
	June 30,			June 30,
	2003	Additions	Recovery	2004

Nevada Properties
Benmark		$24,922	$	$24,922
Celt		106,057		106,057
Cottonwood	$30,692	27,324		58,016
Fye Canyon		119,889		119,889
Gold Bar Horst	61,700	20,843		82,543
Gold Pick	8,202	2,609		10,811
Goldstone		19,846		19,846
Hunter	36,203	26,627		62,830
Indian Ranch	108,402			108,402
McClusky Pass	400	55,794		56,194
New Pass	387,381	15,600		402,981
Pat Canyon		34,965		34,965
Slaven Canyon	54,177	109,137		163,314
South Cabin Creek	13,052	4,374		17,426
Squaw Creek	404,550	22,013		426,563
Tonkin Summit		59,615		59,615

Total Nevada Properties	$1,104,759	$649,615	$	$1,754,374

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

4.	MINERAL PROPERTY INTERESTS (cont’d . . .)

	Balance at			Balance at
	June 30,			June 30,
	2002	Additions	Recovery	2003

Nevada Properties
Cottonwood	$14,420	$16,272		$30,692
Gold Bar Horst	38,268	23,432		61,700
Gold Pick	5,088	3,114		8,202
Hunter	21,059	15,144		36,203
Indian Ranch	109,031	59,780	$(60,409)	108,402
McClusky Pass		400		400
New Pass	369,842	17,539		387,381
Slaven Canyon	13,647	40,530		54,177
South Cabin Creek	8,037	5,015		13,052
Squaw Creek	379,802	24,748		404,550

Total Nevada Properties	$959,194	$205,974	$(60,409)	$1,104,759

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Celt, Eureka County, Nevada

In fiscal 2004, the Company acquired the property by staking. During the 2005 fiscal year, Teck Cominco American Incorporated (“TCAI”) elected to earn an initial 51% interest in the property pursuant to its rights under a Financing and Acquisition Agreement. The terms of the agreement provide for exploration expenditures of US$4,000,000 and cash payments of US$750,000 which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008. TCAI has made a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005. Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. The property is comprised of 608 claims.

Cottonwood, Eureka County, Nevada

In fiscal 2002, the Company staked 56 claims and executed a mining lease agreement to acquire six adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$6,000 and has issued 60,000 common shares of the Company at a value of $33,800. In addition, the Company is required to

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

4.	MINERAL PROPERTY INTERESTS (cont’d . . .)
          Cottonwood, Eureka County, Nevada (cont’d . . .)

make a further lease payment of US$3,000 and issue a further 20,000 common shares of the Company over the next one-year period, and thereafter is required to make annual lease payments of US$5,000. The Company has staked an additional 28 claims in the surrounding area.

Fye Canyon, Eureka County, Nevada

In fiscal 2004, the Company executed a mining lease agreement to acquire 114 claims (the “Underlying Fye Agreement”). Under the terms of the agreement, the Company has made an initial lease payment of US$5,000 which will increase by US$5,000 per year to a maximum of US$50,000 per year. The underlying royalty retained by the owner is 2% of net smelter returns up to a maximum of US$1,000,000 after which it is reduced to 1% of net smelter returns to a maximum of US$5,000,000. During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with TCAI whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000, cash payments of US$750,000 which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008, and the assumption of all obligations under the Underlying Fye Agreement. TCAI has made a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005. Upon TCAI vesting its 51% interest, TCAI and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, TCAI will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon TCAI earning its additional interest and the approval of a production plan, the Company will have the option to request that TCAI arrange financing for the Company’s share of the capital costs required to develop the property. If the Company exercises this option TCAI shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election TCAI shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%. An additional 231 claims have been staked in the area of interest.

Hunter, Eureka County, Nevada

In fiscal 2002, the Company staked 46 claims and executed a mining lease agreement to acquire two adjacent claims. Under the terms of the agreement, the Company has made lease payments totalling US$10,000 and issued 80,000 common shares of the Company at a value of $37,800. In addition, the Company is required to make a further lease payment of US$4,000 and issue a further 20,000 common shares of the Company over the next one-year period, and thereafter is required to make annual lease payments of US$7,000.

Indian Ranch, Eureka County, Nevada

In fiscal 1994, the Company entered into a lease agreement for a 100% interest in 48 claims by issuing 100,000 common shares of the Company. The agreement is subject to a 6% net smelter return royalty payable to the lessee. The agreement was amended during a prior year whereby the Company secured the ability to buy down the 6% net smelter return royalty to 3% by making a payment of US$500,000 and extending the lease term to 2014. The Company holds an additional 496 claims within the area of interest.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

4.	MINERAL PROPERTY INTERESTS (cont’d . . .)
          Indian Ranch, Eureka County, Nevada (cont’d . . .)

In fiscal 1997, the Company entered into an option agreement with Chapleau Resources Ltd. (“Chapleau”). Pursuant to the terms of the agreement and the subsequent amendment, Chapleau was vested a 40% undivided interest in the property in 2001.

In fiscal 2001, the Company and Chapleau entered into an option agreement with Kennecott Exploration Company (“Kennecott”) whereby Kennecott could earn a 60% interest in the property by making certain option payments and incurring certain exploration expenditures. After paying the Company certain option payments, Kennecott terminated the agreement in November 2001. Upon termination of the Kennecott agreement, Chapleau’s interest in the property was reduced to a 25% undivided interest, leaving the Company with a 75% undivided interest in the property.

In fiscal 2003, the Company and Chapleau entered into an option-joint venture agreement with Placer Dome U.S. Inc. (“PDUS”). Under the terms of the agreement, PDUS may earn a 60% interest in the property by incurring minimum work expenditures of US$2.0 million over a four year period and reimbursing the companies for their 2002 claim filing costs. Upon vesting its 60% ownership, PDUS can elect to earn an additional 15% by financing a feasibility study on the property.

New Pass, Churchill County, Nevada

In fiscal 1998, the Company purchased a 100% interest in the property from Quest USA Resources Inc. by making payments totalling US$165,000, subject to a 2.75% net smelter return royalty. In fiscal 2000, the Company purchased the 2.75% net smelter return royalty by issuing 100,000 common shares of its capital stock to the vendor. In fiscal 2005, the Company granted Consolidated Odyssey Exploration Inc. (“ODE”) an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure Enterprises Inc. (“Bonaventure”). Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totalling US$500,000 over a 4-year period (US$50,000 and 100,000 shares at a value of $24,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study. The property is comprised of 107 claims.

Slaven Canyon, Lander County, Nevada

In fiscal 2002, the Company acquired 51 claims by staking. In fiscal 2003, the Company acquired 17 claims by staking and acquired an additional 642 acres of land contiguous to the Company’s claims by executing three lease agreements which provide for escalating lease payments. In fiscal 2004, the Company acquired an additional 190 claims by staking and acquired an additional 350 acres of land contiguous to the Company’s claims by executing seven lease agreements which provide for cash payments totalling US$7,400 on signing and escalating lease payments thereafter. The underlying royalty retained by the owners ranges from 1/2% of net smelter returns to 3 1/2 % of net smelter returns with a buy-down provision allowing the Company to reduce the underlying royalty to a 2% net smelter return by paying US$1,500,000. In July, 2005, the Company acquired an additional 320 acres of land contiguous to the Company’s claims by executing a lease agreement which provides for a cash payment of US$7,619 and re-imbursement of fees of US$15,000 upon signing (both payments made), and escalating lease payments thereafter. The underlying royalty retained by the owner is 2.75%.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

4.	MINERAL PROPERTY INTERESTS (cont’d . . .)

Squaw Creek, Elko County, Nevada

Since 1996, the Company has held a 100% interest in 151 claims located in Elko County which were acquired by staking. During the 2005 fiscal year, the Company granted ODE an option to earn an initial 50% interest in the property. The Company paid a finders fee of $10,000 with respect to the ODE agreement. In February 2005, ODE assigned all of its rights under the agreement to Bonaventure. Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totalling US$500,000 over a 4-year period (US$50,000 and 100,000 shares at a value of $24,617 received). Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Other Nevada properties

In fiscal 2002, the Company acquired a 100% interest by staking the South Cabin Creek and Gold Bar Horst properties. In fiscal 2003, the Company acquired a 100% interest in the Gold Pick property by staking. In fiscal 2004, the Company acquired the McClusky Pass, Pat Canyon, Tonkin Summit, Benmark, and Goldstone properties. During the 2005 fiscal year, the Company acquired the Ian and Knolls properties.

5.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		June 30,
By type of cost	2004	Additions	2005

Assays	$681,131	$32,563	$713,694
Consulting	2,577,377	297,623	2,875,000
Drafting and report preparation	416,202	14,975	431,177
Drilling	2,753,845	349,969	3,103,814
Field operations	680,354	75,846	756,200
Reclamation	179,489	12,306	191,795
Recording	80,079		80,079
Supervision	356,723	17,316	374,039
Surveys	497,305	242,849	740,154
Transportation	91,287	60	91,347
Trenching and site preparation	368,921	28,411	397,332
Recovery	(4,897,361)	(101,514)	(4,998,875)
Write-off	(3,052,280)	(194,598)	(3,246,878)

Total	$733,072	$775,806	$1,508,878

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

5.	DEFERRED EXPLORATION COSTS (cont’d . . .)

	Balance at		Balance at
	June 30,		June 30,
By type of cost	2003	Additions	2004

Assays	$680,604	$527	$681,131
Consulting	2,342,159	235,218	2,577,377
Drafting and report preparation	393,336	22,866	416,202
Drilling	2,753,845		2,753,845
Field operations	648,525	31,829	680,354
Reclamation	178,609	880	179,489
Recording	80,079		80,079
Supervision	356,177	546	356,723
Surveys	320,921	176,384	497,305
Transportation	91,287		91,287
Trenching and site preparation	368,921		368,921
Recovery	(4,897,361)		(4,897,361)
Write-off	(2,810,731)	(241,549)	(3,052,280)

Total	$506,371	$226,701	$733,072

	Balance at		Balance at
	June 30,		June 30,
By type of cost	2002	Additions	2003

Assays	$680,078	$526	$680,604
Consulting	2,164,615	177,544	2,342,159
Drafting and report preparation	381,441	11,895	393,336
Drilling	2,753,845		2,753,845
Field operations	626,539	21,986	648,525
Reclamation	173,772	4,837	178,609
Recording	80,079		80,079
Supervision	356,177		356,177
Surveys	320,921		320,921
Transportation	91,287		91,287
Trenching and site preparation	368,921		368,921
Recovery	(4,897,361)		(4,897,361)
Write-off	(2,692,332)	(118,399)	(2,810,731)

Total	$407,982	$98,389	$506,371

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

5.	DEFERRED EXPLORATION COSTS (cont’d . . .)

	Balance at						Balance at
	June 30,						June 30,
By property	2004	Additions	Recoveries		Write-offs		2005

Nevada Properties
Benmark	$2,091	$4,652	$		$		$6,743
Celt	24,295	46,625					70,920
Cottonwood	30,807	74,895					105,702
Fye Canyon	31,495	46,644					78,139
Gold Bar Horst	40,975	13,968					54,943
Gold Pick	60,933	14,357					75,290
Goldstone	2,920	944					3,864
Hunter	23,028	1,898					24,926
Ian		625					625
Indian Ranch	12,395	11,828					24,223
Knolls		9,636					9,636
McClusky Pass	21,506	49,651					71,157
New Pass	237,246	11,919		(87,102)			162,063
Pat Canyon	13,007	9,839					22,846
Slaven Canyon	199,521	531,208					730,729
South Cabin Creek	26,322	7,784					34,106
Squaw Creek	2,227	12,185		(14,412)
Tonkin Summit	4,304	28,662					32,966
General exploration		194,598				(194,598)

Total Nevada Properties	$733,072	$1,071,918		$(101,514)		$(194,598)	$1,508,878

	Balance at			Balance at
	June 30,			June 30,
By property	2003	Additions	Write-offs	2004

Nevada Properties
Benmark		$2,091		$2,091
Celt		24,295		24,295
Cottonwood	$30,807			30,807
Fye Canyon		31,495		31,495
Gold Bar Horst	40,975			40,975
Gold Pick	47,939	12,994		60,933
Goldstone		2,920		2,920
Hunter	23,028			23,028
Indian Ranch	10,099	2,296		12,395
McClusky Pass	7,266	14,240		21,506
New Pass	229,959	7,287		237,246
Pat Canyon		13,007		13,007
Slaven Canyon	88,532	110,989		199,521
South Cabin Creek	26,322			26,322
Squaw Creek	1,444	783		2,227
Tonkin Summit		4,304		4,304
General exploration		241,549	$(241,549)

Total Nevada Properties	$506,371	$468,250	$(241,549)	$733,072

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

5.	DEFERRED EXPLORATION COSTS (cont’d . . .)

	Balance at			Balance at
	June 30,			June 30,
By property	2002	Additions	Write-offs	2003

Nevada Properties
Cottonwood	$30,089	$718		$30,807
Gold Bar Horst	39,201	1,774		40,975
Gold Pick	23,704	24,235		47,939
Hunter	21,702	1,326		23,028
Indian Ranch		10,099		10,099
New Pass	222,777	7,182		229,959
Quito		8,089	$(8,089)
Slaven Canyon	46,874	41,658		88,532
South Cabin Creek	23,635	2,687		26,322
Squaw Creek		1,444		1,444
General exploration (including McClusky)		117,576	(110,310)	7,266

Total Nevada Properties	$407,982	$216,788	$(118,399)	$506,371

6.	EQUIPMENT

	2005			2004

		Accumulated	Net book		Accumulated	Net book
	Cost	amortization	value	Cost	amortization	value

Vehicles	$76,745	$24,156	$52,589	$90,637	$42,609	$48,028
Technical equipment	41,041	14,221	26,820	30,021	7,965	22,056
Office equipment	76,884	17,175	59,709	24,865	9,046	15,819

	$194,670	$55,552	$139,118	$145,523	$59,620	$85,903

7.	RELATED PARTY TRANSACTIONS

During the year ended June 30, 2005, the Company entered into the following transactions with related parties:

a)	Paid or accrued $264,000 (2004 – $210,000; 2003 – $58,000) in management fees to directors and officers of the Company and to companies controlled by directors of the Company.

b)	Paid or accrued $111,223 (2004 – $115,879; 2003 – $122,736) in consulting fees to directors and officers of the Company and to companies controlled by directors of the Company, of which $111,223 (2004 – $115,879; 2003 – $108,736) is included in or written-off to deferred exploration costs.

c)	Paid or accrued $8,815 (2004 – Nil; 2003 – Nil) in administrative fees to companies controlled by a director of the Company.

At June 30, 2005, there is $17,754 (2004 – $70,370) payable to directors and officers of the Company and to companies controlled by directors of the Company. Included in receivables at June 30, 2005 is a travel advance in the amount of $4,572 (2004 – Nil) to cover expenses incurred subsequent to year end paid to a company controlled by a director. The amounts are unsecured and non-interest bearing.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions were in the normal course of operations and were measured at the exchange value which represented the amount of consideration established and agreed to by the related parties.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

8.	CAPITAL STOCK

Share issuances

During the 2005 fiscal year the Company completed a private placement of 1,500,000 units at $1.58, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $2.50 for one year.

During the 2004 fiscal year the Company completed three private placements:

a)	2,500,000 units at $0.40, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $0.60 for two years (435,000 warrants exercised during the year) with an additional provision that if the closing price of the Company’s shares exceeds $0.95 for a period of more than 20 business days, the warrants must be exercised within two weeks of notice (triggered subsequent to year end). A finder’s fee of 125,000 units were issued as well as finder’s warrants valued at $47,304 entitling the holder to acquire 200,000 shares of the Company at a price of $0.60 for one year; subject to the same additional provision as for the placees (triggered subsequent to year end),

b)	7,764,704 units at $0.85, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $1.25 for 18 months. Brokers’ warrants valued at $239,567 were issued entitling the holder to acquire 543,529 shares of the Company at a price of $1.25, exercisable for 18 months;

c)	2,222,222 units at $0.90, each unit consisting of one common share and one-half non-transferable share purchase warrant, each one warrant entitling the holder to purchase an additional share at $1.25 for one year. Brokers’ warrants valued at $69,035 were issued entitling the holder to acquire 155,555 shares of the Company at a price of $1.25, exercisable for 1 year.

d)	Share issuance costs related to private placements during the year totalled $540,522.

During the 2003 fiscal year the Company had no share issuances other than those issued for mineral property interests and stock options.

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities vest no earlier than as to one-quarter upon the grant date and a further one-quarter after each of the following three three-month periods. The options can be granted for a maximum term of 10 years.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

8.	CAPITAL STOCK (cont’d . . .)
          Stock options (cont’d . . .)

At June 30, 2005, the following incentive stock options were outstanding:

Number	Exercise
of shares	price	Expiry date

55,000	$0.10	May 14, 2006
805,500	0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
300,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
100,000	0.67	April 6, 2010

3,385,000

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		average
	Number	exercise
	of options	price

Balance, June 30, 2002	2,660,000	$0.10
Options granted	1,227,500	0.23
Options expired/cancelled	(475,000)	0.20
Options exercised	(337,500)	0.10

Balance, June 30, 2003	3,075,000	0.15
Options granted	2,724,500	0.51
Options exercised	(2,134,500)	0.13

Balance, June 30, 2004	3,665,000	0.43
Options granted	150,000	0.73
Options expired/cancelled	(200,000)	1.25
Options exercised	(230,000)	0.30

Balance, June 30, 2005	3,385,000	$0.41

Number of options currently exercisable	3,235,000	$0.39

Weighted average fair value of options granted during the year	2003	$0.21
	2004	0.39
	2005	0.56

Stock-based compensation

Effective July 1, 2003, the Company recognizes compensation expense for all stock options and warrants granted using the fair value based method of accounting. During fiscal 2003, the Company elected to measure compensation costs using the intrinsic value-based method for employee and director stock options. Under this method, no compensation expense is recognized when stock options are issued, as the exercise price of each option equals the minimum of the market value at the date immediately preceding the grant. Had the compensation costs during fiscal 2003 been determined based on the fair value of the options and warrants at the grant date using the Black-Scholes option-pricing model, additional compensation expense would have been recorded in the statement of operations of the period, with pro forma results as presented below.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

8.	CAPITAL STOCK (cont’d . . .)
          Stock-based compensation (cont’d . . .)

Loss for the year as reported	$(357,746)
Compensation expense under Section 3870	(257,725)

Pro forma loss for the year	$(615,471)

Pro forma basic and diluted loss per common share	$(0.02)

The following assumptions were used in the Black-Scholes valuation of stock options and warrants granted during the years presented:

	2005	2004	2003

Weighted average risk-free interest rate	3.7%	4.2%	4.01%
Expected life of options and warrants	5 years	1 year-5 years	5 years
Weighted average annualized volatility	101%	118%	148.73%
Dividend	0.00%	0.00%	0.00%

Warrants

Warrant transactions are summarized as follows:

	Number	Exercise
	of warrants	price	Expiry date

Balance, June 30, 2002 and 2003	5,649,308
Warrants exercised	(3,708,132)	$0.44	November 18, 2003
Warrants exercised	(1,941,176)	0.25	June 27, 2004
Warrants granted	200,000	0.60	October 24, 2004
Warrants granted	2,625,000	0.60	August 3, 2004
Warrants exercised	(435,000)	0.60	August 3, 2004
Warrants granted	7,719,998	1.25	July 29, 2005
Warrants granted	588,235	1.25	August 3, 2005
Warrants granted	1,266,666	1.25	June 25, 2005

Balance, June 30, 2004	11,964,899
Warrants exercised	(2,290,000)	0.60	August 3, 2004
Warrants expired	(100,000)	0.60	August 3, 2004
Warrants expired	(1,266,666)	1.25	June 25, 2005
Warrants granted	1,500,000	2.50	December 20, 2005

Balance, June 30, 2005	9,808,233

The number of warrants outstanding is summarized as follows:

Number	Exercise
of warrants	price	Expiry date

4,352,351	$1.25	July 25, 2005 (exercised subsequent to year end)
3,367,647	1.25	July 25, 2005 (expired subsequent to year end)
588,235	1.25	August 3, 2005 (exercised subsequent to year end)
1,500,000	2.50	December 20, 2005

9,808,233

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

9.	INCOME TAXES

A reconciliation of income tax recovery at statutory rates with the reported income tax recovery is as follows:

	2005		2004		2003

Loss before income tax recovery		$(1,063,474)		$(1,664,257)		$(357,746)

Expected income tax recovery		$(378,597)		$(618,241)		$(134,513)
Non-deductible expenses		14,884		315,842
Differences in foreign tax rates		32,371		1,810		(14,893)
Tax loss benefit not recognized for book purposes		331,342		300,589		149,406

Actual income tax recovery	$	NIL	$	NIL	$	NIL

The significant components of the Company’s future tax assets are as follows:

	2005		2004		2003

Net operating loss carry forwards		$2,338,680		$2,517,008		$2,498,359
Mineral properties and other assets		590,427		618,517		653,265
Share issuance costs		117,590		158,213

		3,046,697		3,293,738		3,151,624
Less: valuation allowances		(3,046,697)		(3,293,738)		(3,151,624)

Net future tax assets	$	NIL	$	NIL	$	NIL

The Company has non-capital losses of approximately $6,758,000 which may be carried forward and applied against taxable income in future years. These losses, if unutilized, will begin to expire in 2006. Subject to certain restrictions, the Company has further resource development and exploration expenditures totalling approximately $1,730,000 available to reduce taxable income of future years. Future tax benefits which may arise as a result of these non-capital losses and resource deductions have not been recognized in these financial statements and have been offset by a valuation allowance.

10.	SEGMENTED INFORMATION

The Company’s one reportable operating segment is the exploration and development of mineral properties. Geographic information is as follows:

			Mineral
			property
			interests
			and
			deferred
	Total		exploration	Other
	assets	Equipment	costs	assets

June 30, 2005
Canada	$11,377,473	$30,799		$11,346,674
United States	4,319,402	108,319	$3,965,025	246,058

	$15,696,875	$139,118	$3,965,025	$11,592,732

June 30, 2004
Canada	$9,921,453			$9,921,453
United States	2,798,953	$85,903	$2,487,446	225,604

	$12,720,406	$85,903	$2,487,446	$10,147,057

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

10.	SEGMENTED INFORMATION (cont’d . . .)

	2005	2004	2003

Loss before other items:
Canada	$893,992	$1,366,939	$201,223
United States	206,754	101,391	9,413

	$1,100,746	$1,468,330	$210,636

11.	RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for reclamation bonds on its mineral properties. These reclamation bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

12.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the years ended June 30, 2005, June 30, 2004 and June 30, 2003 include the Company issuing 40,000 common shares each year at a value in the current year of $28,400 (2004 – $31,200; 2003 – $8,000) for the acquisition of mineral property interests. In the year ended June 30, 2004, the Company issued 125,000 common shares as a finder’s fee related to a private placement. Included in accounts payable are $153,756 (2004 – $Nil) relating to deferred exploration costs.

13.	COMMITMENTS

The Company has entered into lease agreements for its premises in Canada and the United States. The annual lease commitments are as follows:

	United States premises		Canadian premises

2006	US$	24,041	$21,600
2007		24,245	21,600
2008		25,070	22,500

	US$	73,356	$65,700

14.	FINANCIAL INSTRUMENTS

The Company’s financial instruments consist of cash and cash equivalents, temporary investments, receivables, reclamation bonds, accounts payable and accrued liabilities, and due to related parties. It is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from its financial instruments. The fair values of these financial instruments approximate their carrying values, unless otherwise noted.

The Company has its cash primarily in one commercial bank in Vancouver, British Columbia, Canada and one commercial bank in Reno, Nevada, United States.

15.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These financial statements have been prepared in accordance with Canadian GAAP. Material variations in the accounting principles, practices and methods used in preparing these financial statements from principles,

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

15.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d . . .)

practices and methods accepted in the United States (“United States GAAP”) are described and quantified below.

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated balance sheets would be as follows:

	2005				2004

	Balance,			Balance,	Balance,			Balance,
	Canadian			United States	Canadian			United States
	GAAP	Adjustments		GAAP	GAAP	Adjustments		GAAP

Temporary investments	$10,895,443		$36,224	$10,931,667	$7,450,824	$		$7,450,824
Other current assets	500,597			500,597	2,483,994			2,483,994
Mineral property interests	2,456,147		(2,456,147)		1,754,374		(1,754,374)
Deferred exploration costs	1,508,878		(1,508,878)		733,072		(733,072)
Equipment	139,118			139,118	85,903			85,903
Reclamation bonds	196,692			196,692	212,239			212,239

	$15,696,875		$(3,928,801)	$11,768,074	$12,720,406		$(2,487,446)	$10,232,960

Current liabilities	$179,585	$		$179,585	$130,085	$		$130,085
Shareholders’ equity	15,517,290		(3,928,801)	11,588,489	12,590,321		(2,487,446)	10,102,875

	$15,696,875		$(3,928,801)	$11,768,074	$12,720,406		$(2,487,446)	$10,232,960

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of operations would be as follows:

	2005	2004	2003

Loss for the year, Canadian GAAP	$(1,063,474)	$(1,664,257)	$(357,746)
Adjustments:
Mineral property interests	(701,773)	(649,615)	(145,565)
Deferred exploration costs	(775,806)	(226,701)	(216,788)
Prior years’ write-offs			118,399
Increase in temporary investments	36,224

Loss for the year, United States GAAP	$(2,504,829)	$(2,540,573)	$(601,700)

Basic and diluted loss per share, United States GAAP	$(0.05)	$(0.07)	$(0.02)

Weighted average number of common shares outstanding, United States GAAP	53,091,304	39,038,472	28,958,186

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

15.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d . . .)

The impact of the differences between Canadian GAAP and United States GAAP on the consolidated statements of cash flows would be as follows:

	2005	2004	2003

Cash flows used in operating activities, Canadian GAAP	$(800,605)	$(704,820)	$(140,621)
Mineral property interests	(673,373)	(618,415)	(137,565)
Deferred exploration costs	(970,404)	(468,250)	(216,788)

Cash flows used in operating activities, United States GAAP	(2,444,382)	(1,791,485)	(494,974)

Cash flows provided by financing activities, Canadian GAAP and United States GAAP	3,813,500	11,705,658	33,750

Cash flows used in investing activities, Canadian GAAP	(5,125,963)	(8,738,697)	(268,410)
Mineral property interests	673,373	618,415	137,565
Deferred exploration costs	970,404	468,250	216,788

Cash flows provided by (used in) investing activities, United States GAAP	(3,482,186)	(7,652,032)	85,943

Increase (decrease) in cash and cash equivalents during the year	(2,113,068)	2,262,141	(375,281)
Cash and cash equivalents, beginning of year	2,395,527	133,386	508,667

Cash and cash equivalents, end of year	$282,459	$2,395,527	$133,386

Mineral property interests and deferred exploration costs

Under Canadian GAAP, mineral property interests and deferred exploration costs, including acquisition and exploration costs, are carried at cost and written down if the properties are abandoned, sold or if management determines there to be an impairment in value. Under United States GAAP, mineral property interests and deferred exploration costs are expensed as incurred. Once a final feasibility study has been completed, additional costs incurred to bring the mine into production are capitalized as development costs. Costs incurred to access ore bodies identified in the current mining plan after production has commenced are considered production costs and are expensed as incurred. Costs incurred to extend production beyond those areas identified in the mining plan where additional reserves have been established are deferred as development costs until the incremental reserves are produced. Capitalized costs are amortized using the unit-of-production method over the estimated life of the ore body based on proven and probable reserves.

Stock-based compensation

Under United States GAAP, Statements of Financial Accounting Standards No. 123, “Accounting for Stock-based Compensation” (“SFAS 123”) requires companies to establish a fair market value based method of accounting for stock-based compensation plans. The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25 “Accounting for Stock Issued to Employees” (“APB 25”). Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of grant over the option price. Effective July 1, 2003 the Company elected to follow the fair value method of accounting for stock based compensation.

New accounting and disclosure standards were introduced under Canadian GAAP (Note 8) for the fiscal year ending June 30, 2003. Accordingly, there were no differences between Canadian GAAP and United States GAAP for the years ended June 30, 2005, 2004 and 2003.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

15.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d . . .)

Asset retirement obligations

The Company has determined that there are no asset retirement obligations as at June 30, 2005 and adopted new accounting and disclosure standards under Canadian GAAP (Note 2) for the 2005 fiscal year. Accordingly there were no differences between Canadian GAAP and United States GAAP as at June 30, 2005.

Under Canadian GAAP, the Company was not required to record asset retirement obligations as at June 30, 2004. The Company determined there were no asset retirement obligations as at June 30, 2004.

Temporary investments

Under Canadian GAAP, temporary investments are carried at the lower of aggregate cost or current market value, with any unrealized gain or loss included in the statement of operations. Long-term investments are carried on the cost or equity basis and are only written down when there is evidence of a decline in value that is other than temporary.

Under United States GAAP, Statement of Financial Accounting Standard No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”) requires that certain debt and equity investments must be classified into available-for-sale or trading securities and stated at fair market values. Any unrealized holding gains or losses are reported as a separate component of shareholders’ equity until realized for available-for-sale securities, and included in earnings for trading securities. For United States GAAP purposes, the Company’s investment in debt securities have been classified as trading securities. Under SFAS 115, for the 2004 fiscal year there was no difference under Canadian GAAP or United States GAAP as these debt securities have been written down to their fair market value, with an unrealized loss of $42,999 included in the consolidated statement of operations. For the 2005 fiscal year, an excess holding gain of $36,224 would be recognized under United States GAAP.

New accounting pronouncements

In December 2004, Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets – an amendment of APB Opinion No. 29” (“SFAS 153”) which amends Accounting Principles Board Opinion No. 29, “Accounting for Nonmonetary Transactions” to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005.

In December 2004, FASB issued Statement of Financial Accounting Standards No. 123R, “Share Based Payment” (“SFAS 123R”). SFAS 123R supersedes APB 25 and its related implementation guidance by requiring entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of those awards (with limited exceptions) and revises SFAS 123 as follows:

i)	Public entities are required to measure liabilities incurred to employees in share-based payment transactions at fair value and nonpublic entities may elect to measure their liabilities to employees incurred in share-based payment transactions at their intrinsic value whereas under SFAS 123, all share-based payment liabilities were measured at their intrinsic value.

WHITE KNIGHT RESOURCES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in Canadian dollars)
JUNE 30, 2005

15.	DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (cont’d . . .)
          New accounting pronouncements (cont’d . . .)

ii)	Nonpublic entities are required to calculate fair value using an appropriate industry sector index for the expected volatility of its share price if it is not practicable to estimate the expected volatility of the entity’s share price.

iii)	Entities are required to estimate the number of instruments for which the requisite service is expected to be rendered as opposed to accounting for forfeitures as they occur.

iv)	Incremental compensation cost for a modification of the terms or conditions of an award is measured by comparing the fair value of the modified award with the fair value of the award immediately before the modification whereas SFAS 123 required that the effects of a modification be measured as the difference between the fair value of the modified award at the date it is granted and the award’s value immediately before the modification determined based on the shorter of (1) its remaining initially estimated expected life or (2) the expected life of the modified award.

SFAS 123R also clarifies and expands guidance in several areas, including measuring fair value, classifying an award as equity or as a liability and attributing compensation cost to reporting periods. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force No. 96-18 “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods and Services” (“EITF 96-18”). SFAS 123R also does not address the accounting for employee share ownership plans which are subject to Statement of Position 93-6, “Employers’ Accounting for Employee Stock Ownership Plans”. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first annual reporting period that begins after December 15, 2005. For nonpublic entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005.

In May 2005, FASB issued Statement of Financial Accounting Standards No. 154, “Accounting Changes and Error Corrections — A Replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS 154”) which is effective for fiscal years ending after December 15, 2005. SFAS 154 requires that changes in accounting policy be accounted for on a retroactive basis.

The adoption of these new pronouncements is not expected to have a material effect on the Company’s consolidated financial position or results of operations.

Management Discussion & Analysis

for the Year Ended June 30, 2005	October 17, 2005

Management’s Discussion and Analysis (MD&A) is intended to help the reader understand the White Knight Resources Ltd. (the “Company” or “White Knight”) financial statements. The information provided herein should be read in conjunction with the Company’s audited financial statements and notes for the years ended June 30, 2005 and 2004. The following comments may contain management estimates of anticipated future trends, activities or results. These are not a guarantee of future performance, since actual results could change based on other factors and variables beyond management control.
Management is responsible for the preparation and integrity of the financial statements, including the maintenance of appropriate information systems, procedures and internal controls and to ensure the information used internally or disclosed externally, including the financial statements and MD&A, is complete and reliable. The board’s audit committee meets with management quarterly to review the financial statements including the MD&A and to discuss other financial, operating and internal control matters.
The reader is encouraged to review Company statutory filings on www.sedar.com and to review general information including reports and maps on the Company’s website at www.whiteknightres.com.
DESCRIPTION OF BUSINESS AND OVERVIEW

White Knight is an exploration company active in finding and generating new mineral prospects. After performing cursory geologic work, the Company may seek a third party to further explore the project or develop it on its own behalf. The Company’s operations have been based in Nevada since 1993.
White Knight has been exploring for Carlin-type gold deposits in Nevada since 1993. The Company has focused its efforts in north central Nevada because management believes the probability of a world-class gold discovery is greater here than in any other geographic region in the world. Industry experience has repeatedly shown that new large and profitable gold deposits are most likely to be discovered in areas where large gold deposits are known to exist. This exploration philosophy has recently been re-affirmed by the Cortez Joint Venture with its current world-class discovery, Cortez Hills.
Some of the world’s lowest cost and most profitable gold mines are located within the gold trends of north central Nevada. For example, the Pipeline open pit mine will produce a projected one million ounces of gold in 2005 at average cash production costs of US$181/ounce.
The majority of Nevada’s gold production comes from sediment-hosted deposits located in north central Nevada. These deposits consist of very fine-grained gold disseminated through a silty limestone rock. These deposits known as Carlin-type deposits occur in clusters and are aligned along lengthy zones known as trends: Carlin, Getchell, Independence, Cortez and Austin-Lovelock.
It is becoming increasingly clear that these gold trends are, in fact, goldfields in much the same way as oil occurs in oil fields. As a consequence of this style of gold deposition, it is apparent that with increased drill hole density within these trends, more gold deposits will be discovered. The Carlin Trend is in a mature exploration state with quality land unavailable. As a result, management has dedicated its efforts to developing a better understanding of the geologic controls of the Cortez Trend.
When the price of gold reached a 20-year low, a significant amount of prospective land became available and management believed that a rare opportunity was taking place. Through research, the exploration team at White Knight made what it believed to be a significant breakthrough in the geologic understanding of the Cortez Trend. Acting on this concept, the Company now controls a major portion of the Cortez Trend. To date, 36.9 million ounces of gold has been confirmed by the Cortez Joint Venture on a short segment of their portion of the trend. As the Cortez goldfield continues to evolve, more gold deposits are likely to be discovered. White Knight is ideally located to participate in those potential discoveries. The Company currently owns eighteen properties (over 70,000 acres), sixteen of which are located within the Cortez Trend. These properties are summarized as follows:
The Company’s plan is to aggressively and systematically evaluate what is currently the second largest land holding in the Cortez Trend.

			White	Optioned
			Knight	to third		Square
Property	Location	Trend	ownership	party	Acres	miles

Benmark	Eureka County	Cortez	100%		1,616	2.53
Celt	Eureka County	Cortez	100%	51%	12,569	19.64
Cottonwood	Eureka County	Cortez	100%		1,885	2.95
Fye Canyon	Eureka County	Cortez	100%	51%	6,320	9.88
Goldstone	Eureka County	Cortez	100%		1,191	1.86
Gold Bar Horst	Eureka County	Cortez	100%		3,707	5.79
Gold Pick	Eureka County	Cortez	100%		598	0.93
Hunter	Eureka County	Cortez	100%		1,115	1.74
Ian	Eureka County	Cortez	100%		1,100	1.72
Indian Ranch	Eureka County	Cortez	75%	60%*	10,008	15.64
Knolls	Humboldt County	Cortez	100%		3,637	5.68
McClusky Pass	Eureka County	Cortez	100%		5,174	8.09
New Pass	Churchill County	Austin-Lovelock	100%	50%	2,231	3.49
Pat Canyon	Eureka County	Cortez	100%		3,582	5.60
Slaven Canyon	Lander County	Cortez	100%		6,587	10.29
South Cabin Creek	Eureka County	Cortez	100%		1,735	2.71
Squaw Creek	Elko County	Carlin	100%	50%	3,039	4.75
Tonkin Summit	Eureka County	Cortez	100%		3,826	5.98
Miscellaneous	Eureka County	Cortez	100%		1,756	2.74

Total					71,676	112.01

*	60% of 75%
The past year was a period in which the Company’s profile has risen, largely due to industry and media attention focused on gold discoveries in north-central Nevada. That momentum, coupled with the announcement that Rob McEwen, former Chairman of Goldcorp, purchased a personal 17% stake in the Company, elevated White Knight’s visibility. An increasing number of commentators are suggesting that with the recent recovery in exploration, the next chapter in the “Story of the Great Nevada Gold Rush” is being written. This resurgence is being further fuelled by a steady year over year advance in the gold price which has averaged US$435 for the year to date versus US$401 for the previous year. Given the magnitude of the recent discoveries at Cortez Hills-Pediment and their implications for extensions to the Cortez Goldfield, it is likely that much attention will be focused on future developments along the Cortez Trend.
The pace of drilling activity on the Cortez Trend by numerous operators is a reflection of the consensus that this structural zone is highly prospective. White Knight owns its extensive land holdings on the Cortez Trend by virtue of the fact that its geologic team recognized the Cortez Corridor as a mappable structural domain and linkage for the Cortez Goldfield before the discovery of the Cortez Hills deposit.
With working capital of approximately $16,000,000, management is optimistic that the Company has the land, the people and the financial resources at the right time to make White Knight one of Nevada’s next successful companies.

MINERAL PROJECT REVIEW

This review of selected properties has been prepared by John M. Leask, P.Eng., Chairman and President of the Company, and a Qualified Person (“QP”) as defined by National Instrument 43-101 (Standards of Disclosure for Mineral Projects).
Celt Property
The Celt property comprises 608 unpatented claims (12,569 acres) located along the western edge of the Roberts Mountains, immediately northeast of the Gold Bar Mine in Eureka County, Nevada. In October 2004, Teck Cominco American Incorporated (“Teck Cominco”) elected to earn an initial 51% interest in the property pursuant to its rights under a Financing and Property Acquisition Agreement on the Company’s Fye Canyon property, on the same terms as the Fye property (see Fye section).
During the 2005 field season, Teck Cominco executed gravity and Induced Polarization surveys that defined a 7 kilometre long zone interpreted as the faulted western edge of a Lower-plate horst block. Outcrops of dolomitized limestone along the zone are confirmation of shallowly buried Lower-plate lithologies. Teck Cominco collected twenty-six rock chip samples of which ranged from no gold detected to 6.17 grams/tonne gold. The five highest values returned 6.17 grams/tonne, 5.02 grams/tonne, 2.28 grams/tonne, 0.82 grams/tonne and 0.26 grams/tonne. Drilling commenced on the property in early September. This program is anticipated to comprise 3,000 metres and requires approximately 8 weeks to complete.
Cottonwood Property
The Cottonwood property consists of 98 unpatented claims (1,885 acres) situated within the Roberts Mountains District, 5 miles northeast of the former producing Gold Bar Mine and contiguous with the former producing Gold Canyon Mine which lies 1,500 feet east of the property boundary. The Cottonwood property covers a major north-northwest trending window-bounding fault where it is linked to a broad west-northwest trending anticline which has numerous gold occurrences located in its hinge zone in Lower-plate lithologies. Additionally, extensive auriferous jasperoid is developed along the window bounding (Wall) fault. The Cottonwood property contains the Pot Canyon deposit, the French Trail and South French Trail mineralized zones, and the Wall prospect. The Company has executed comprehensive mapping and sampling along the Wall Fault with plans for a substantial drill program in October-November 2005 to evaluate these targets.
Fye Canyon Property
The Fye Canyon property is comprised of 345 unpatented lode claims (6,320 acres) situated 11 miles south-southeast of the recently discovered Cortez Hills gold deposit. The core of the property is held under the terms of a lease agreement with a private individual. In October 2004, the Company entered into a Financing and Acquisition Agreement with Teck Cominco American Incorporated whereby Teck Cominco was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000 and cash payments of US$750,000 which must be incurred and paid to the Company’s U.S. subsidiary in annual increments prior to December 31, 2008. Teck Cominco has made a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005. Upon Teck Cominco vesting its 51% interest, Teck Cominco and the Company will form a joint venture to further develop the property. When the joint venture completes the earlier of US$8.0 million in expenditures or a preliminary feasibility study, Teck Cominco will have a one-time option to elect to earn an additional 9% interest in the property by funding and completing a feasibility study. Upon Teck Cominco earning its additional interest and the approval of a production plan, the Company will have the option to request that Teck Cominco arrange financing for the Company’s share of the capital costs required to develop the Fye property. If the Company exercises this option Teck Cominco shall commit to use its best efforts to arrange or provide project debt financing for not less than 60% of projected capital costs on a limited recourse basis after technical completion. If project costs exceed the amount available for debt financing and the parties elect nonetheless to put the property into production then at the Company’s election Teck Cominco shall also arrange or provide the Company’s share of equity financing on a subordinate loan basis at LIBOR plus 4%.

As part of the 2005 program, Teck Cominco executed detailed gravity and Induced Polarization surveys which indicated three priority areas as drill targets.
Gold Bar Horst Property
The Gold Bar Horst property comprises 183 unpatented claims (3,707 acres) in two blocks contiguous with the residual property package covering the former producing Gold Bar Mine now owned by American Bonanza Gold Corp. The claims are located on the southwest flank of the Roberts Mountains, 30 miles northwest of Eureka, Nevada. White Knight’s land is staked over the north and south projections of a Lower-plate carbonate window which hosts Atlas Precious Metals’ past producing Gold Bar deposit (4.36 million tons grading 0.086 opt gold). A thick section of jasperoid with up to 150ppb gold was intersected in a previous drill program 2,000 feet northeast of Millsite on the Gold Bar Horst claims and the Millsite Deposit (1.6 million tons at 0.091 opt gold). American Bonanza is currently drilling a reported 8 to 10 RC holes at Millsite. Additionally, Bravo Ventures and Placer Dome U.S. Inc. are exploring the South Lone Mountain property immediately south of White Knight’s claims where they have reported 50 feet of 0.072 opt gold in gravels overlying Roberts Mountains Formation. This mineralization was intersected by a deep rotary oil drill hole.
Gold Pick Property
The Company’s 100% owned Gold Pick property is located in the Gold Bar Mine District, 50 kilometres northwest of Eureka. The property comprises 6 patented claims and 29 unpatented claims which cover two drill-defined gold deposits; Gold Pick and Gold Ridge North. The Gold Pick claims are centered on the former Gold Pick open-pit mine from which Atlas Precious Metals produced 48,000 ounces of gold between 1991 and 1994. Gold Pick hosts an historic “measured minerals resource” calculated in 1995 by Mine Development Associates Inc. (“MDA”) of Reno, Nevada, defining a remaining minable reserve at the time estimated at 1,792,950 tons grading 0.077 oz/ton (138,000 ounces gold) using a price of US$321/oz gold. Cut-offs applied to oxide, carbonaceous and refractory mineralization were 0.020 oz/ton gold, 0.025 oz/ton gold, and 0.05 oz/ton gold, respectively. This deposit remains open along strike to both the east and west. These reserves are contained within a larger resource estimated to exceed 284,000 ounces of gold (4,997,833 tons at a grade of 0.057 oz/ton in the measured mineral resource categories). The Company has engaged MDA to complete an updated resource analysis which will establish if mineral resources/ reserves exist using current definitions under National Instrument 43-101, and if those resources/reserves could be profitably extracted and trucked to a milling facility. Although the Company believes the sources of the historic data to be reliable, the Company is not treating these as National Instrument 43-101 defined resources or reserves. A six-hole reverse circulation drill program has been recently completed by the Company.

Indian Ranch Property
The Indian Ranch property lies 15 miles southeast of the Cortez window where 9.0 million ounces of gold has been found at Cortez Hills – Pediment by Placer Dome/ Rio Tinto. The property comprises a single block of 544 unpatented claims located directly on the Cortez Trend. Ownership of the property is 75% White Knight, 25% Chapleau Resources Ltd. Currently the property is being explored under an option-joint venture agreement with Placer Dome U.S. Inc. (“PDUS”) whereby PDUS can earn a 60% interest for incurring US$2.0 million in work expenditures over a four-year period. Upon vesting, PDUS can elect to earn an additional 15% interest by financing a feasibility study. Terms of the agreement also require PDUS to execute a minimum 5,000 feet of drilling per year. That program is currently underway with results expected by mid-November. Additional priority drill targets are under the permitting process. Gold mineralization at Indian Ranch occurs in both Upper-plate and Lower-plate lithologies. Selected drill intercepts are as follows:
Indian Ranch Property
Drill Results

Drill hole	Interval in feet	Gold content	Gold content

		(oz/ton)	(ft-oz)
96-04	10	0.220	2.2
96-10	80	0.012	1.0
97-03	435	0.017	7.4
97-09	600	0.017	10.2
97-14	205	0.012	2.5
97-16	520	0.015	7.8
97-17	155	0.016	2.5
98-01	660	0.012	7.9
98-02	25	0.047	1.2
98-08	165	0.010	1.6
McClusky Pass Property
The McClusky Pass property totals 243 unpatented claims within the southern Cortez Trend and centered eight miles northwest of the former producing Gold Bar Mine. The claims were staked to cover the projected intersection of the north-northwest trending Cortez Fault Corridor and a northeast trending structural zone. Geophysical surveys executed by the Company imply the existence of two horst blocks linked to northeast cross structures. A two to three hole Reverse Circulation drill program totalling 3,000 feet commenced in late September, 2005.

New Pass Property
The Company’s 100% owned New Pass property is located 27 miles west of Austin, Nevada. Unpatented lode claims totaling 2,231 acres form the current land package. Gold mineralization on the property is hosted in silty and carbonaceous limestones of the Augusta Mountain Formation. Previous work by former operator, Westmont Gold Inc., included substantial drilling indicating a large footprint of gold mineralization. In September 2004, the Company granted Consolidated Odyssey Exploration Inc. an option to earn an initial 50% interest in the property; such rights were subsequently transferred to Bonaventure Enterprises Inc. Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make option payments totaling US$500,000 over a 4-year period. Upon vesting a 50% interest, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.
Bonaventure has recently received initial assay results for 12 drill holes of a planned 27 drill hole program. The total footage drilled in the first 12 holes was 1,183 metres (3,845 feet). Selected drill results announced by Bonaventure are as follows:
New Pass Property
October 2005 Drill Results

Drill hole	From	To	Intercept*	Intercept*	Au	Au

	(metres)	(metres)	(metres)	(feet)	(g’t)	(opt)
NP-503	33.84	53.84	20.0	65	1.00	0.031
NP-508	46.15	55.00	9.2	30	0.83	0.025
and	86.00	90.60	4.6	15	1.53	0.046
NP-508	55.40	70.80	15.4	50	1.30	0.039
NP-502	21.50	41.50	20.0	65	0.50	0.015

*	True widths are unknown
Note: In 1989, Westmont Gold estimated an historic indicated resource of 3,371,000 tons grading an average of 0.042 oz/ton using a 0.02 oz/ton cut-off (142,000 ounces of gold). This historical resource estimate was completed prior to implementation of NI 43-101 and has not been re-defined to conform to CIM approved standards as defined by NI 43-101. This resource estimate has been obtained from sources believed to be reliable and is relevant. The Company is not treating this historical estimate as a NI 43-101 defined resource or reserve verified by a Qualified Person. Until such time as the Company is able to verify and classify this historic resource according to CIM standards, it should not be relied upon.

Slaven Canyon Property
The Slaven Canyon property consists of 6,587 acres located in the northern Shoshone Range, Lander County, Nevada, approximately 14 miles southeast of Battle Mountain. The property comprises 5,174 acres of unpatented land (258 claims) and 1,413 acres of leased land. The Company has recently completed 24 shallow Reverse Circulation drill holes and one deep “stratigraphic” diamond core hole to a depth of 789 metres (2,589 feet). Assay results and geologic analysis of the core hole are pending. Significant gold intercepts from the Reverse Circulation holes are shown in the following table.
Slaven Canyon
2005 Drill Results

Drill hole	From	To		Intercept*	Intercept*	Au	Au

	(metres)	(metres)		(metres)	(feet)	(g’t)	(opt)
SL-5	94.5	102.1		7.6	25	2.10	0.070
incl	96.0	97.5		1.5	5	5.21	0.170
SL-6	42.7	45.7		3.0	10	1.24	0.040
SL-10	50.3	54.9		4.6	15	1.13	0.036
SL-12	128.0	132.6		4.6	15	0.53	0.017
SL-13	121.9	129.5		7.6	25	0.68	0.022
incl	125.0	126.5		1.5	5	1.07	0.034
SL-13	135.6	147.8		12.2	40	0.55	0.019
incl	137.2	138.7		1.5	5	1.34	0.043
SL-14	86.9	97.5		10.6	35	1.00	0.032
		(end of hole	)
Sl-17	97.5	103.6		6.1	20	0.71	0.023

*	True widths are unknown
Also of interest are the assay values returned from a new drill road cut where continuous rock chip samples assayed 52 metres (170 feet) at 1.06 grams/tonne (0.034 opt) gold which included 7.6 metres (25 feet) at 3.8 grams/tonne (0.122 opt) gold. Because of the pervasive nature of the shallow gold mineralization and the possibility for Lower-plate limestones at depth, additional deep drill holes are warranted. Drilling is currently underway on the property, including an additional core hole.
Squaw Creek Property
The Company’s 100% owned Squaw Creek property is located 42 miles north due north of Battle Mountain, Nevada on the northern end of the Carlin Trend. Squaw Creek consists of 151 unpatented mining claims staked by the Company. In September 2004, the Company granted Consolidated Odyssey Exploration Inc. an option to earn an initial 50% interest in the property; such rights were subsequently transferred to Bonaventure Enterprises Inc. Under the terms of the agreement, Bonaventure must incur US$2,000,000 in exploration expenditures, issue 500,000 shares and make payments of US$500,000 over a 4-year period. Upon vesting its 50% interest, Bonaventure may elect to earn an additional 10% interest by completing a feasibility study.
Strongly anomalous gold mineralization occurs within silicified and brecciated zones often more than 100 feet thick in Upper-plate lithologies and overlying Miocene age volcanics. Carlin-style mineralization is also hosted with silty dolomitic sediments which may be part of the Rodeo Creek Formation. Significant drill intercepts from previous drill results include:

Drill hole	Length	Gold

	(feet)	(oz/ton)
SC 99-7	5	0.120
SC 99-10	135	0.024
SC 99-11	90	0.021

During the 2005 field season, Bonaventure completed controlled source audio magnetotelluric surveys and plans 5,000 feet of drilling.
OPERATIONS AND FINANCIAL CONDITION

      The following is a summary of certain selected financial information that is qualified by the more detailed information appearing in the financial statements of the Company.
      The Company’s fiscal period ends on June 30 of each year. The following is a summary of certain selected audited consolidated financial information for the Company’s for each of the last two most recently completed fiscal years:
Audited
(Fiscal Year ended June 30)

All in $1,000’s except
loss per share and # of shares	2005	2004

Working capital	$11,216	$9,805
Expl. & dev. expenses	195	242
Gen. & admin. expenses	868	1,422
Net loss	1,063	1,664
Loss per share	0.02	0.04
Loss per share (fully diluted)	0.02	0.04
Total assets	15,697	12,720
Deferred expl. & dev.	3,965	2,487
Other assets	11,732	10,233
Total liabilities	180	130
Share capital:(1)(2)	26,845	22,905
Number of Shares:(1)(2)	54,089,386	50,029,386
Retained deficit	12,574	11,510

(1)	The Company has only one kind and class of shares issued and outstanding, being common shares.

(2)	No dividends were paid during the years reported above.
The following is a summary of certain selected unaudited financial information for the most recent eight fiscal quarters comprising the Company’s preceding two fiscal years:
Unaudited
(Fiscal Quarters of the Fiscal
Year ended June 30, 2005)

All in $1,000’s
except loss per share	First quarter	Second quarter	Third quarter	Fourth quarter

Working capital	$10,056	$11,867	$11,545	$11,216
Loss	204	345	284	230
Loss per share	0.004	0.007	0.005	0.004
Loss per share (fully diluted)	0.004	0.007	0.005	0.004
Total assets	13,878	15,974	15,716	15,697
Total liabilities	57	128	85	180
Retained deficit	11,715	12,059	12,344	12,574

Unaudited
(Fiscal Quarters of the Fiscal
Year ended June 30, 2004)

All in $1,000’s
except loss per share	First quarter	Second quarter	Third quarter	Fourth quarter

Working capital	$(45)	$2,184	$8,275	$9,805
Loss	151	167	200	1,146
Loss per share	0.005	0.004	0.004	0.022
Loss per share (fully diluted)	0.005	0.004	0.004	0.022
Total assets	2,199	4,408	10,732	12,720
Total liabilities	360	79	73	130
Retained deficit	9,997	10,164	10,364	11,510
Results of Operations
Fiscal years ended June 30 2005 and June 30 2004
A loss of $1,063,474 or $0.02 per share in 2005 was the result of interest on short-term investments of $261,600, a loss on foreign exchange of $60,377, a partial recovery of $31,404 of the unrealized loss on temporary investments reported in 2004, a loss on disposal of equipment of $757, a stock based compensation charge of $148,543 and costs of $952,203 before write-offs.
In 2004, a loss of $1,664,257 or $0.04 per share resulted from short-term investment interest of $97,920, a loss on foreign exchange of $9,299, an unrealized loss on temporary investments of $42,999, a stock based compensation charge of $840,005 and costs of $628,325 before write-offs.
During the 2005 fiscal year, $194,598 of preliminary exploration costs were written-off compared to $241,549 in 2004. The increase in administrative costs from $628,325 at June 30, 2004 to $952,203 at June 30, 2005 was a result of an increase in consulting fees, audit fees, investor relations and shareholder information costs, management fees, rent, amortization, office costs, telephone and travel expenses, reflecting the costs associated with the Company’s new Reno office as well as the general increase in exploration activities in Nevada.
Capital Resources
The Company’s authorized capital consists of 100,000,000 common shares without par value. At June 30, 2005 the Company had 54,089,386 issued and outstanding common shares (June 30, 2004 – 50,029,386). At October 15, 2005 the Company had 59,149,972 issued and outstanding shares.
The Company adopted a formal written stock option plan (“Stock Option Plan”) dated November 4, 2002 which was subsequently amended and approved as amended by the Shareholders of the Company on December 12, 2003. Under this plan, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities must vest no earlier than as to one-quarter upon the grant date and as to a further one-quarter after each of the following three four-month periods. The options can be granted for a maximum term of 5 years. The Amended Stock Option Plan was approved by the TSX Venture Exchange (the “Exchange”) on February 13, 2004.
During the year ended June 30, 2005, 230,000 stock options were exercised, 200,000 stock options were cancelled, and a total of 150,000 stock options were granted. As at June 30, 2005 the Company had 3,385,000 stock options outstanding at exercise prices ranging from $0.10 per share to $0.85 per share with expiry dates ranging from May 14, 2006 to April 6, 2010. Subsequent to June 30, 2005, 10,000 stock options at an exercise price of $0.67 per share were exercised for total proceeds of $6,700, 60,000 stock options at an exercise price of $0.75 per share were exercised for total proceeds of $45,000 and 50,000 stock options at an exercise price of $0.23 were exercised for total proceeds of $11,500 per share. Subsequent to June 30, 2005, there were no stock options granted. If exercised, the remaining 3,265,000 stock options would increase the Company’s available cash by $1,312,610.

As at June 30, 2005 the Company had the following warrants outstanding: 7,719,998 at $1.25 to July 29, 2005, 588,235 at $1.25 to August 3, 2005, 1,500,000 at $2.50 to December 20, 2005. During the year ended June 30, 2005, 2,290,000 warrants were exercised at a price of $0.60 for cash proceeds of $1,421,304, 100,000 warrants at a price of $0.60 and 1,266,666 warrants at a price of $1.25 expired. Subsequent to June 30, 2005, 4,940,586 warrants at $1.25 were exercised for total proceeds of $6,175,732 and 3,367,647 warrants at $1.25 expired.
Balance Sheets
Total cash and temporary investments at June 30, 2005 were $11,177,902 as compared to $9,846,351 at June 30, 2004. Working capital at June 30, 2005 was $11,216,455 compared to $9,804,733 as at June 30, 2004. A total of $673,373 in mineral property interests and $970,404 in deferred exploration costs were expended and initially capitalized during the year ended June 30, 2005, all in Nevada. For the year ended June 30, 2004, the comparative amounts were $618,415 and $468,250 respectively.
Financings
During the year, the Company completed a private placement of 1,500,000 units at $1.58, each unit consisting of one common share and one non-transferable share purchase warrant, each warrant entitling the holder to purchase an additional share at $2.50 for one year.
Related Party Transactions
The Company entered into the following transactions with related parties as follows:

During the year ended June 30, 2005, the Company paid or accrued consulting fees in the amount of $111,223 (2004 – $115,879) and management fees in the amount of $264,000 (2004 – $210,000) to companies controlled by directors. During the year ended June 30, 2005, the Company paid or accrued administrative fees in the amount of $8,815 (2004 – $Nil) to a company controlled by a director of the Company.

Amounts payable to related parties have no specific terms of repayment, are unsecured, and have no interest rate. The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
Proposed Transactions
The Company is not contemplating any other transactions which have not already been disclosed. The Company continues to look at other property acquisitions and to seek joint venture partners on its remaining unoptioned properties on a regular basis.
Risks and Uncertainties
The Company’s financial success will be dependent upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations.
Forward Looking Statements
All statements in this report that do not directly and exclusively relate to historical facts, constitute forward-looking statements. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties, and other factors of which many are beyond the control of the Company. These factors could cause actual results to differ materially from such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, as a result of new information, future events or otherwise.
INVESTOR RELATIONS

During the year, the Company appointed Kareen McKinnon as Vice President, Corporate Development. Ms. McKinnon also performs investor relations activities for the Company.
During the year, an agreement with Darrell Wellander, who provided investor relations services for the Company, expired and a consulting agreement with Canoe Ventures Ltd., who provided corporate communication services to the Company, was terminated.

White Knight Resources Ltd.
CONSOLIDATED BALANCE SHEETS
(Unaudited – prepared by management)
Canadian Funds

	Dec 31	June 30
	2005	2005

Assets
Current
Cash and cash equivalents	$102,954	$282,459
Temporary investments	14,995,438	10,895,443
Receivables	120,014	176,164
Prepaid expenses	3,149	41,974

	15,221,555	11,396,040
Mineral property interests (Note 3)	2,731,038	2,456,147
Deferred exploration costs (Note 4)	3,285,715	1,508,878
Restricted reclamation bonds	234,022	196,692
Investments	40,000
Equipment	301,640	139,118

	$21,813,970	$15,696,875
Liabilities
Current
Accounts payable and accruals	$379,788	$161,831
Due to related parties (Note 6)	64,078	17,754

	443,866	179,585
Shareholders’ Equity
Capital Stock (Note 5)	33,429,585	26,844,701
Contributed Surplus	995,936	1,246,525
Deficit	(13,055,417)	(12,573,936)

	21,370,104	15,517,290

	$21,813,970	$15,696,875
Approved by the Board:

John M. Leask, P.Eng Director	Megan Cameron-Jones Director
The accompanying notes are an integral part of these consolidated financial statements.

White Knight Resources Ltd.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – prepared by management)
Canadian funds

	For the period ended December 31

	2005		2004

	Quarter to date	Year to date	Quarter to date	Year to date

EXPENSES
Amortization	$8,557	$17,214	$2,755	$14,834
Audit	41,023	41,023	22,860	42,092
Bank charges & interest	1,402	3,265	1,449	2,984
Consulting	32,035	63,030	29,719	59,710
Consulting — stock based compensation	35,245	62,011
Investor relations & shareholder info	35,687	65,303	59,614	84,194
Legal	14,996	23,958	16,555	16,575
Management fees	66,000	132,000	66,000	132,000
Office & miscellaneous	14,110	41,109	14,224	28,540
Rent	13,566	26,960	13,101	28,129
Telephone	4,426	10,322	3,662	7,988
Transfer agent & listing fees	11,985	16,615	20,598	22,104
Travel & entertainment	25,708	64,092	21,565	23,529
Wages & benefits	39,586	62,130	23,631	43,715

LOSS BEFORE UNDER-NOTED ITEMS	(344,326)	(629,032)	(295,733)	(506,394)
Interest income	153,096	181,973	79,596	82,272
Gain (loss) on foreign exchange	25,619	4,185	(38,587)	(58,161)
Option payments received (net)		13,617	(4,077)	59,263
Loss on disposal of equipment				(757)
Unrealized recovery on temporary investments	7,535	7,836
Write-off of deferred exploration costs	(21,348)	(60,060)	(86,155)	(125,386)

LOSS FOR THE PERIOD	$(179,424)	$(481,481)	$(344,956)	$(549,163)
Loss per common share	$(0.003)	$(0.008)	$(0.007)	$(0.011)
Weighted average number of common shares outstanding	59,163,287	58,410,892	52,665,038	52,135,364
The accompanying notes are an integral part of these consolidated financial statements.

White Knight Resources Ltd.
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY
(Unaudited – prepared by management)
Canadian funds

	For the period ended December 31

	Number			Contributed
	of shares	Price	Amount	surplus	Deficit	Total

Balance, Jun 30, 2005	54,089,386		$26,844,701	$1,246,525	$(12,573,936)	$15,517,290
Shares issued for:
Exercise of warrants	4,397,057	$1.25	5,496,321			5,496,321
Exercise of brokers warrants (Note 5)	543,529	1.25	918,979			918,979
Exercise of stock options (Note 5)	165,000	0.59	169,584			169,584
Stock-based compensation				62,011		62,011
Less: Fair market value of stock options and broker’s warrants exercised (Note 5)				(312,600)		(312,600)
Loss for the period					(481,481)	(481,481)

Balance, Dec 31, 2005	59,194,972		$33,429,585	$995,936	$(13,055,417)	$21,370,104

The accompanying notes are an integral part of these consolidated financial statements.

White Knight Resources Ltd.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – prepared by management)
Canadian funds

	For the period ended December 31

	2005		2004

	Quarter to date	Year to date	Quarter to date	Year to date

Cash Flows from Operating Activities
Loss for the period	$(179,424)	$(481,481)	$(344,956)	$(549,163)
Amortization	8,557	17,214	2,755	14,834
Write-off of deferred exploration costs	21,348	60,060	86,155	125,386
Stock-based compensation	35,245	62,011
Unrealized recovery on temporary investments	(7,535)	(7,836)
Changes in non-cash working capital
Decrease in prepaid expenses	21,244	38,825	127	13,201
Decrease in receivables	321,108	56,150	8,112	13,857
Increase (decrease) in accounts payable & accr. liabilities	53,927	(104,826)	(1,716)	(47,495)
Increase (decrease) in due to related parties	(46,029)	46,324	47,749	20,244

	228,441	(313,559)	(201,774)	(409,136)
Cash Flows from Financing Activities
Issuance of capital stock	33,351	6,272,284	2,370,000	3,805,500

	33,351	6,272,284	2,370,000	3,805,500
Cash Flows from Investing Activities
Acquisition of mineral property interests	(146,547)	(294,891)	(61,380)	(642,413)
Deferred exploration costs, net of recoveries	(1,136,660)	(1,538,936)	(211,419)	(613,346)
Disposal (acquisition) of temporary investments	567,932	(4,092,159)	(1,951,386)	(4,251,386)
Acquisition of equipment	(156,651)	(174,914)	(13,925)	(73,099)
Reclamation bonds	(25,106)	(37,330)	9,238	20,429

	(897,032)	(6,138,230)	(2,228,872)	(5,559,815)

Net Increase (decrease) in Cash and Cash Equivalents	(635,240)	(179,505)	(60,646)	(2,163,451)
Cash and Cash Equivalents — Beginning of Period	738,194	282,459	292,722	2,395,527

Cash and Cash Equivalents — End of Period	$102,954	$102,954	$232,076	$232,076
Supplemental disclosures with respect to cash flows (Note 9)
The accompanying notes are an integral part of these consolidated financial statements.

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

1.	NATURE AND CONTINUANCE OF OPERATIONS

White Knight Resources Ltd. (the “Company”) is a Canadian company incorporated in British Columbia. The Company is primarily engaged in the acquisition and exploration of mineral property interests.

At the date of these consolidated financial statements, the Company has not been able to identify an ore body on any of its mineral property interests. The ability of the Company to realize the costs it has incurred to date on these mineral property interests is dependent upon the Company being able to lever its property interests and cash, by way of exploration activities and option/joint ventures, into assets of greater value or to identify an ore body, to finance its exploration costs and to resolve any environmental, regulatory or other constraints which may hinder the successful development of the mineral property interest. To date, the Company has not earned revenues and is considered to be in the exploration stage.

These consolidated financial statements have been prepared assuming the Company will continue on a going-concern basis. The Company has incurred losses since inception and the ability of the Company to continue as a going-concern depends upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. The Company has sufficient resources to meet its obligations for the foreseeable future at its current level of activity.

There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations. Should the Company be unable to realize on its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded on the consolidated balance sheets.

All amounts are in Canadian dollars unless otherwise stated.

	Dec 31,	Jun 30,
	2005	2005

Working capital	$14,777,689	$11,216,455
Deficit	(13,055,417)	(12,573,936)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The unaudited interim consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for audited financial statements. In the opinion of management, all adjustments (consisting of normal and recurring accruals) considered necessary for fair presentation have been included. Operating results for the six month period ended December 31, 2005 are not necessarily indicative of the results that may be expected for the year ended June 30, 2006.

The interim consolidated financial statements have been prepared by management in accordance with the accounting policies described in the Company’s annual consolidated financial statements for the year ended June 30, 2005. For further information, refer to the consolidated financial statements and footnotes thereto included for the year ended June 30, 2005.

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d . . .)

Asset retirement obligations

The Company recognizes the fair value of a liability for an asset retirement obligation in the year in which it is incurred when a reasonable estimate of fair value can be made. The carrying amount of the related long-lived asset is increased by the same amount as the liability.

Changes in the liability for an asset retirement obligation due to the passage of time will be measured by applying an interest method of allocation. The amount will be recognized as an increase in the liability and an accretion expense in the statement of operations. Changes resulting from revisions to the timing or the amount of the original estimate of undiscounted cash flows are recognized as an increase or a decrease in the carrying amount of the liability for an asset retirement obligation and the cost of the related long-lived asset. At December 31, 2005, there are no asset retirement obligations.

Stock-based compensation

The fair value of stock options granted is determined using the Black-Scholes option pricing model and recorded as stock-based compensation.

Comparative figures

Certain comparative figures have been adjusted to conform to the current period’s presentation.
3.   MINERAL PROPERTY INTERESTS

	Balance at				Balance at
	June 30, 2005	Additions	Recovery		Dec 31, 2005

Nevada Properties
Benmark	$61,163	$20,378	$		$81,541
Celt	283,867	1,075			284,942
Cottonwood	93,403	25,149			118,552
Fye Canyon	173,778				173,778
Gold Bar Horst	120,828	29,011			149,839
Gold Pick	19,555	4,614			24,169
Goldstone	22,684	9,829			32,513
Hunter	88,788	7,609			96,397
Ian	18,930	12,649			31,579
Indian Ranch	108,402				108,402
Knolls	58,154	28,540			86,694
McClusky Pass	96,737	38,523			135,260
New Pass	419,727	1,085		(1,080)	419,732
Pat Canyon	81,163	28,219			109,382
Slaven Canyon	254,556	108,452			363,008
South Cabin Creek	34,349	13,316			47,665
Squaw Creek	377,471	1,529		(96,969)	282,031
Tonkin Summit	100,788	29,487			130,275
Miscellaneous properties	41,804	13,475			55,279

Total Nevada Properties	$2,456,147	$372,940		$(98,049)	$2,731,038

Title to mineral property interests involves certain inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently ambiguous conveyancing history characteristic of many mineral claims. The Company has investigated title to all of its mineral property interests and, to the best of its knowledge, expects title to all of its interests to be in good

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

3.   MINERAL PROPERTY INTERESTS (cont’d . . .)

standing. The mineral property interests in which the Company has committed to earn an interest are located in the United States and the Company is therefore relying on advice by legal counsel who are basing such advice on the laws of the United States.

Nevada Properties

Celt project

During the 2005 fiscal year, Teck Cominco American Incorporated (“TCAI”) elected to earn an initial 51% interest in the property pursuant to its rights under a Financing and Acquisition Agreement. The terms of the agreement provide for exploration expenditures of US$4,000,000 and cash payments of US$750,000 (US$50,000 received in the period) prior to December 31, 2008. TCAI honoured a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005.

Fye Canyon project

During the 2005 fiscal year, the Company entered into a Financing and Acquisition Agreement with TCAI whereby TCAI was granted the option to earn an initial 51% interest in the property. The terms of the agreement provide for exploration expenditures of US$4,000,000, cash payments of US$750,000 (US$50,000 received in the period) prior to December 31, 2008, and the assumption of all obligations under a prior mining lease agreement. TCAI honoured a firm commitment to incur US$500,000 in exploration expenditures by December 31, 2005.

New Pass project

In fiscal 2005, the Company entered into an option agreement with Bonaventure Enterprises Inc. whereby Bonaventure may earn a 50% interest in the property by incurring exploration expenditures of US$2,000,000, issuing 500,000 shares and making cash payments of US$500,000 over a 4-year period (US$125,000 and 200,000 shares received). Upon vesting, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

Squaw Creek project

In fiscal 2005, the Company entered into an option agreement with Bonaventure whereby Bonaventure may earn a 50% interest in the property by incurring exploration expenditures of US$2,000,000, issuing 500,000 shares and making cash payments of US$500,000 over a 4-year period (US$125,000 and 200,000 shares received). Upon vesting, Bonaventure may elect to earn an additional 10% interest by financing the completion of a feasibility study.

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

4.	DEFERRED EXPLORATION COSTS

	Balance at		Balance at
	June 30,		Dec 31,
By type of cost	2005	Additions	2005

Assays	$713,694	$158,735	$872,429
Consulting	2,875,000	380,776	3,255,776
Drafting and report preparation	431,177	8,467	439,644
Drilling	3,103,814	1,302,346	4,406,160
Field operations	847,547	111,553	959,100
Reclamation	191,795	658	192,453
Recording	80,079		80,079
Supervision	374,039	53	374,092
Surveys	740,154	34,375	774,529
Trenching and site preparation	397,332	67,746	465,078
Recovery	(4,998,875)	(227,812)	(5,226,687)
Write-off	(3,246,878)	(60,060)	(3,306,938)

Total	$1,508,878	$1,776,837	$3,285,715

	Balance at						Balance at
	June 30,						Dec 31,
By property	2005	Additions	Recoveries		Write-offs		2005

Nevada Properties
Benmark	$6,743	$22,161	$		$		$28,904
Celt	70,920	4,572		(59,375)			16,117
Cottonwood	105,702	264,165					369,867
Fye Canyon	78,139	833		(59,375)			19,597
Gold Bar Horst	54,943	869					55,812
Gold Pick	75,290	306,562					381,852
Goldstone	3,864						3,864
Hunter	24,926	217					25,143
Ian	625						625
Indian Ranch	24,223	388					24,611
Knolls	9,636	1,284					10,920
McClusky Pass	71,157	298,479					369,636
New Pass	162,063	930		(109,063)			53,930
Pat Canyon	22,846						22,846
Slaven Canyon	730,729	1,048,368					1,779,097
South Cabin Creek	34,106	4,636					38,742
Tonkin Summit	32,966	51,186					84,152
General exploration		60,060				(60,060)

Total Nevada Properties	$1,508,878	$2,064,710		$(227,813)		$(60,060)	$3,285,715

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

5.	CAPITAL STOCK

Authorized: unlimited common shares without par value.

Share issuances

During the period, the Company completed the following transactions:

a)	Subsequent to a private placement completed in a prior period, the following warrants were exercised:

(i) 4,397,057 warrants resulting in the Company issuing 4,397,057 common shares for proceeds of $5,496,322; and

(ii) 543,529 brokers’ warrants resulting in the Company issuing 543,529 common shares valued at $239,568, for proceeds of $679,411.

b)	Stock options valued at $73,034 were exercised resulting in the Company issuing 165,000 common shares for proceeds of $96,550.

Warrants

During the period, the Company received approval from the TSX Venture Exchange to amend the expiry date of 1,500,000 warrants at $2.50 from December 20, 2005 to December 20, 2006. At December 31, 2005, the following warrants were outstanding:

Number	Exercise
of warrants	price	Expiry date

1,500,000	$2.50	December 20, 2006

Warrant transactions and the number of warrants outstanding are summarized as follows:

	Number of	Exercise
	warrants	price	Expiry date

Balance, June 30, 2005	9,808,233
Warrants exercised	(4,352,351)	$1.25	July 29, 2005
Warrants exercised	(588,235)	1.25	August 3, 2005
Warrants expired	(3,367,647)	1.25	August 3, 2005

Balance, December 31, 2005	1,500,000

Stock options

Under the Company’s stock option plan effective November 4, 2002 and amended December 12, 2003, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities must vest no earlier than as to one-quarter upon the grant date and as to a further one-quarter after each of the following three four-month periods.

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

5.	CAPITAL STOCK (cont’d . . .)
          Stock options (cont’d . . .)

At December 31, 2005, the following incentive stock options were outstanding:

Number	Exercise
of shares	price	Expiry date

55,000	$0.10	May 14, 2006
755,500	0.23	January 23, 2008
2,074,500	0.41	September 23, 2008
200,000	0.75	March 1, 2009
50,000	0.85	March 21, 2010
85,000	0.67	April 6, 2010
50,000	1.50	October 19, 2010

3,270,000

Stock option transactions and the number of stock options outstanding are summarized as follows:

		Weighted
		average
	Number	exercise
	of options	price

Balance, June 30, 2005	3,385,000	$0.41
Options exercised	(165,000)	0.59
Options granted	50,000	1.50

Balance, December 31, 2005	3,270,000	0.41

Number of options currently exercisable	3,170,000	$0.39

6.	RELATED PARTY TRANSACTIONS

During the year to date, the Company paid management fees in the amount of $132,000 (2004 – $132,000) to directors and officers of the Company and companies controlled by directors.

During the year to date, the Company paid consulting fees in the amount of $61,240 (2004 – $59,405) to directors and officers of the Company and companies controlled by directors. Of that amount, $57,000 (2004 – $59,405) is included or written off to deferred exploration costs.

During the year to date, the Company paid administrative consulting fees in the amount of $56,058 (2004 – $24,000) to officers and directors of the Company and a company controlled by a director.

Amounts payable to related parties at December 31, 2005 aggregated $64,078 (June 30, 2005 — $17,754). The fair value for amounts due to related parties is not determinable since there are no stated terms of repayment.

The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

White Knight Resources Ltd.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited – prepared by management)
For the period ended December 31, 2005

7.	SEGMENTED INFORMATION

The Company’s one reportable segment is the exploration and development of mineral properties. Geographical information is as follows:

			Mineral
			property
			interests and
			deferred
	Total		exploration	Other
	assets	Equipment	costs	assets

December 31, 2005
Canada	$15,272,039	$27,719	$	$15,244,320
United States	6,541,931	273,921	6,016,753	251,257

	$21,813,970	$301,640	$6,016,753	$15,495,577

June 30, 2005
Canada	$11,377,473	$30,799	$	$11,346,674
United States	4,319,402	108,319	3,965,025	246,058

	$15,696,875	$139,118	$3,965,025	$11,592,732

	2005		2004

	Quarter	Year to	Quarter	Year to
	to date	date	to date	date

Loss before other items:
Canada	$277,298	$514,682	$243,511	$402,105
United States	67,028	114,350	52,222	104,289

	$344,326	$629,032	$295,733	$506,394

8.	RECLAMATION BONDS

The Company has secure funds in place with the United States government, a Canadian bank and a United States bank as security for reclamation bonds on its mineral properties. These reclamation bonds were required by the local jurisdictions at the time exploration activities commenced on the properties and do not represent an asset retirement obligation (Note 2). Interest on the certificates of deposit with Canadian and United States banks is paid on a periodic basis to the Company.

9.	SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

Significant non-cash transactions during the period (2004 — $Nil) include the acquisition of 200,000 common shares of Bonaventure Enterprises Inc. (assigned a value of $0.20 per share) as per the terms of option agreements (Note 3). Included in accounts payable are $317,961 (2004 — $25,239) relating to deferred exploration costs and $4,822 (2004 — $Nil) related to equipment.

10.	SUBSEQUENT EVENTS

In January 2006, the Company granted 2,000,000 stock options to directors, officers, employees and consultants of the Company at a price of $1.91 per share for a period of five years, pursuant to its Stock Option Plan.

In January 2006, the Company issued 40,000 common shares pursuant to mining lease agreements on the Cottonwood and Hunter properties.

Second Quarter Report for the Period Ending December 31, 2005

Management Discussion and Analysis	dated February 27, 2006
This discussion and analysis of the consolidated operating results and financial condition of the Company for the six months ended December 31, 2005 and 2004 should be read in conjunction with the Consolidated Financial Statements and the related Notes for the six months then ended.
All dollar amounts are in Canadian dollars unless otherwise stated.
White Knight is an exploration company active in finding and generating new mineral prospects. White Knight has been exploring for Carlin-type gold deposits in Nevada since 1993. The Company has focused its efforts in north central Nevada because management believes the probability of a world-class gold discovery is greater there than in any other geographic region in the world. This exploration philosophy has recently been re-affirmed by the Cortez Joint Venture with its current world-class discovery, Cortez Hills.
The majority of Nevada’s gold production comes from sediment-hosted deposits located in north central Nevada. These deposits consist of very fine-grained gold disseminated through a silty limestone rock. These deposits known as Carlin-type deposits occur in clusters and are aligned along lengthy zones known as trends: Carlin, Getchell, Independence, Cortez and Austin-Lovelock. It is becoming increasingly clear that these gold trends are, in fact, goldfields in much the same way as oil occurs in oil fields. As a consequence of this style of gold deposition, it is apparent that with increased drill hole density within these trends, more gold deposits will be discovered. The Carlin Trend is in a mature exploration state with quality land unavailable. As a result, management has dedicated its efforts to developing a better understanding of the geologic controls of the Cortez Trend.
The Company now controls a major portion of the Cortez Trend. To date, 36.9 million ounces of gold has been confirmed by the Cortez Joint Venture on a short segment of their portion of the trend. As the Cortez goldfield continues to evolve, more gold deposits are likely to be discovered. White Knight is ideally located to participate in those discoveries. The Company currently owns eighteen properties (over 68,000 acres), fifteen of which are located within the Cortez Trend. The Company plans to aggressively and systematically evaluate what is currently the second largest land holding in the Cortez Trend.
The past year was an exciting transition year for White Knight; one in which the exploration emphasis shifted from land acquisition and geological, geochemical, and geophysical surveys to drill-testing of exploration targets. Eight projects were drilled; four by the Company and four by our joint venture partners. The 2005 exploration campaign resulted in the identification of multiple regions of particularly enriched gold mineralization within the Company’s extensive Nevada land portfolio. Some highlights of the 2005 drilling include:

•	Expansion of the shallow upper-plate gold mineralization at Slaven Canyon;

•	Extension of the feeder structures for the Gold Pick deposit well beyond the known resource limits including intercepts of 25 ft @ 0.143 opt Au, and 25 ft @ 0.083 opt Au;

•	Discovery of a new gold zone in the Roberts Mountains Formation at Indian Ranch with 30 ft @ 0.046 opt Au within 335 ft of low-grade mineralization; and

•	Expansion of the gold-mineralized area at New Pass (including 75 ft @ 0.057 opt Au with 10 ft @ 0.307 opt Au.
These projects will be the focus of the 2006 drill season. The 2005 exploration season has been very pivotal in identifying and prioritizing the gold systems on the Company’s land that have the best potential to develop into major gold deposits. In order to effectively explore a land package as vast as White Knight’s, it is important to methodically generate and test targets. With a treasury of over CAD$14 million and several active joint ventures, management believes it will be able to effectively explore its property portfolio and maximize the probability of exploration success. 2006 promises to be a very busy year for the Company with significantly more drilling conducted than in 2005.

The Company currently has 18 exploration properties in north central Nevada. Five are joint ventures subject to earn-in agreements with the remainder 100% held by the Company.
MINERAL PROPERTY REVIEW

This review has been prepared by the Company’s geologic staff under the supervision of John M. Leask, P.Eng., Chairman and President of the Company, and a Qualified Person (“QP”) as defined by National Instrument 43-101 (Standards of Disclosure for Mineral Projects).
The Company’s properties, or the properties in which it has the right to earn an interest, are summarized as follows:

				Optioned
			White Knight	to third		Square
Property	Location	Trend	ownership	party	Acres	miles

Benmark	Eureka County	Cortez	100%		1,455	2.27
Celt	Eureka County	Cortez	100%	51%	12,569	19.64
Cottonwood	Eureka County	Cortez	100%		1,446	2.26
Fye Canyon	Eureka County	Cortez	100%	51%	6,320	9.88
Goldstone	Eureka County	Cortez	100%		888	1.39
Gold Bar Horst	Eureka County	Cortez	100%		3,552	5.55
Gold Pick	Eureka County	Cortez	100%		416	0.65
Hunter	Eureka County	Cortez	100%		1,115	1.74
Ian	Eureka County	Cortez	100%		1,053	1.65
Indian Ranch	Eureka County	Cortez	75%	60%	10,008	15.64
Knolls	Humboldt County	Getchell	100%		3,637	5.68
McClusky Pass	Eureka County	Cortez	100%		5,019	7.84
New Pass	Churchill County	Austin Lovelock	100%	50%	2,231	3.49
Pat Canyon	Eureka County	Cortez	100%		3,582	5.60
Slaven Canyon	Lander County	Cortez	100%		6,206	9.68
South Cabin Creek	Eureka County	Cortez	100%		620	0.97
Squaw Creek	Elko County	Carlin	100%	50%	3,039	4.75
Tonkin Summit	Eureka County	Cortez	100%		3,845	6.01
Miscellaneous					1,756	2.74

Total					68,757	107.43

Celt Property
The Celt project is 100% owned by White Knight, with Teck Cominco American Incorporated having an option to earn a 60% interest in the project. A 2005 RC drilling program performed by Teck Cominco tested a geophysical/geological series of targets in the central portion of the property. Lower-plate carbonate host rocks were encountered at relatively shallow depths under a veneer of upper-plate siliclastics in 5 of 8 holes drilled. Although lower-plate was encountered, only minor anomalous gold was detected. It is now believed that the several kilometre-long gold soil/rock anomaly located along the west Roberts Mountain rangefront may be related to a gold system located to the west of this drilling. Teck Cominco has completed the necessary obligation to maintain the option agreement and intends to continue exploration on the project in 2006.
Cottonwood
The Cottonwood property consists of 98 unpatented claims (1,885 acres) situated within the Roberts Mountains District, 5 miles northeast of the former producing Gold Bar Mine and contiguous with the former producing Gold Canyon Mine which lies 1,500 feet east of the property boundary. The Cottonwood property covers a major window bounding fault (Wall fault) which places upper-plate rocks in direct contact with lower-plate Devonian limestones. The geologic similarities between the Wall fault and the major ore forming Post fault in the Carlin Trend are striking. A large Carlin type pathfinder anomaly in excess of 4 miles exists along the Wall fault. Two vertically stacked lower-plate stratigraphic horizons present at Cottonwood represent strong exploration targets. In 2005, five shallow holes were completed on the project at the southern end of the target area where a hole drilled by Barrick

Gold in the late 1990’s was reported to have significant gold in favourable host rocks. Follow-up drill holes around the Barrick hole failed to intersect significant gold mineralization in this area. The planned 2006 drill campaign will focus along the Wall fault north of the 2005 drilling, in the Pot Canyon and French Trail deposit areas where significant gold mineralization has been drilled and remains open for expansion, and at the Gold Ledge prospect along the faulted gold-mineralized anticline east of the Wall fault.
Fye Canyon Property
The Fye Canyon property is comprised of 345 unpatented lode claims (6,320 acres) situated 11 miles south-southeast of the recently discovered Cortez Hills gold deposit. Fye Canyon is 100% owned by White Knight and Teck Cominco American Incorporated has a right to earn a 60% interest in the project. During the year, Teck Cominco performed a gradient-array and dipole-dipole IP geophysical surveys and collected additional gravity data to augment the data generated by White Knight’s geophysical work. Upon completion of the survey, Teck Cominco drilled four RC holes to test certain structural and lithological targets generated by the geophysical program. Elevated gold geochemistry (>20 ppb, up to 56 ppb) was encountered in hole F04-04. Teck Cominco has paid the annual option payment to White Knight and is planning to further explore the property in 2006.
Gold Pick Property
The Company’s 100% owned Gold Pick property is located in the Gold Bar Mine District, 50 kilometres northwest of Eureka. A total of 18 reverse-circulation holes (11,700 ft) were drilled at the Gold Pick project since August 2005. The results of the exploration campaign demonstrated grade continuity in extensions of both the southwest feeder structure (30 ft @ 0.062 opt Au, 25 ft @ 0.083 opt Au) and the northwest feeder structure (25 ft @ 0.143 opt Au with 10 ft @ 0.226 opt Au), indicating the potential to significantly increase the dimensions of the gold deposit. In addition, the successful extension of the feeder zones away from the pit area into un-drilled terrain opens up the potential for discovery of a new gold deposit. Geologic mapping in the Roberts Mountains District in 2005 led to a recognition of local karsting within the lower-plate host rocks in the area. The karsting presents strong exploration targets as a number of Carlin type deposits in the Carlin trend are related to solution collapse (karst) features. Further work will be required to establish the geologic timing of this karsting and its relevance to gold deposition. The drill program at Gold Pick was encouraging and a major follow-up program will be performed in 2006.
The property comprises 6 patented claims and 29 unpatented claims which cover two drill-defined gold deposits; Gold Pick and Gold Ridge North. The Gold Pick claims are centered on the former Gold Pick open-pit mine from which Atlas Precious Metals produced 48,000 ounces of gold between 1991 and 1994. Gold Pick hosts an historic “measured minerals resource” calculated in 1995 by Mine Development Associates Inc. (“MDA”) of Reno, Nevada, defining a remaining minable reserve at the time estimated at 1,792,950 tons grading 0.077 oz/ton (138,000 ounces gold) using a price of US$321/oz gold. Cut-offs applied to oxide, carbonaceous and refractory mineralization were 0.020 oz/ton gold, 0.025 oz/ton gold, and 0.05 oz/ton gold, respectively. This deposit remains open along strike to both the east and west. These reserves are contained within a larger resource estimated to exceed 284,000 ounces of gold (4,997,833 tons at a grade of 0.057 oz/ton in the measured mineral resource categories). The Company has engaged MDA to complete an updated resource analysis which will establish if mineral resources/reserves exist using current definitions under National Instrument 43-101, and if those resources/reserves could be profitably extracted and trucked to a milling facility. Although the Company believes the sources of the historic data to be reliable, the Company is not treating these as National Instrument 43-101 defined resources or reserves. A 43-101 technical report, including a 43-101-compliant resource calculation, is currently being prepared for the Company.
Indian Ranch Property
The Indian Ranch property is 75% owned by White Knight and 25% owned by Chapleau Resources Ltd. Placer Dome U.S. Inc. currently holds the right to earn a 60% interest in the project. In 2005, Placer undertook a 5000-ft drill campaign to meet minimum work requirements. Significant gold results were discovered in drill hole PIR 05-10 where an interval of 30 ft @ 0.046 opt Au within a thick low-grade gold envelope (335 ft @ 0.009 opt Au) was intersected within the upper portion of the Roberts Mountains Formation. The geologic setting of this new mineralization at Indian Ranch is geologically very similar to many of the large Carlin-type gold deposits in both the

Carlin and Cortez Trends in north-central Nevada. As a result of this drill hole, Placer Dome expanded the drilling program to 8 holes (18,000 ft) and continued drilling through January 2006, when weather conditions prevented further work. The Company is awaiting receipt of drill results on holes subsequent to drill hole PIR 05-10.
McClusky Pass Property
The McClusky Pass property totals 243 unpatented claims within the southern Cortez Trend and centered eight miles northwest of the former producing Gold Bar Mine. The claims were staked to cover the projected intersection of the north-northwest trending Cortez Fault Corridor and a northeast trending structural zone. Geophysical surveys executed by the Company imply the existence of two horst blocks linked to northeast cross structures. A two to three hole Reverse Circulation drill program totalling 3,000 feet commenced in late September, 2005. A reverse-circulation hole was attempted, but was lost at 775 ft, about 200 ft short of the target. Delayed by weather, a diamond drill hole was recently completed to a depth of 1191 ft on the northern portion of the property. The holes were drilled approximately 1000 ft apart to test a geophysically interpreted uplifted block. Anomalous gold and pathfinder elements, as well as intrusive dykes and strong dolomitization, were encountered in the southern most reverse-circulation drill hole. Assays are pending for the core hole. Both holes encountered chert and siltstones with minor limestone interbeds which are interpreted to be part of the upper-plate. The depth to lower-plate on the project is not known at this time. Additional work will be performed on the property in 2006 to generate new drill targets.
New Pass Property
The Company’s 100% owned New Pass property is located 27 miles west of Austin, Nevada. Unpatented lode claims totaling 2,231 acres form the current land package. Gold mineralization on the property is hosted in silty and carbonaceous limestones of the Augusta Mountain Formation. Previous work by former operator, Westmont Gold Inc., included substantial drilling indicating a large footprint of gold mineralization. Bonaventure Enterprises Inc. has an option to earn up to a 60% interest in the project. During the year, Bonaventure completed 28 drill holes totaling 9140 ft of drilling. The results from this campaign, which include 75 ft @ 0.057 opt Au with 10 ft @ 0.307 opt Au and 30 ft @ 0.095 opt Au, confirm the exploration potential for the project. Management is very pleased with both the grade and continuity of gold mineralization. The planned 2006 drill effort will involve further step out as well as infill drilling of the 2005 program. Bonaventure is currently compiling all the relevant geologic information with a view to releasing a 43-101 compliant resource figure in the near future.
Note: In 1989, Westmont Gold estimated an historic indicated resource of 3,371,000 tons grading an average of 0.042 oz/ton using a 0.02 oz/ton cut-off (142,000 ounces of gold). This historical resource estimate was completed prior to implementation of NI 43-101 and has not been re-defined to conform to CIM approved standards as defined by NI 43-101. This resource estimate has been obtained from sources believed to be reliable and is relevant. The Company is not treating this historical estimate as a NI 43-101 defined resource or reserve verified by a Qualified Person. Until such time as the Company is able to verify and classify this historic resource according to CIM standards, it should not be relied upon.
Slaven Canyon Property
The Slaven Canyon property consists of 6,587 acres located in the northern Shoshone Range, Lander County, Nevada, approximately 14 miles southeast of Battle Mountain. This project was recently drilled with two exploration objectives: 1) to establish the existence of, and depth to, lower-plate limestone host rocks, and 2) to establish a better understanding of the structural controls for the upper-plate hosted mineralization. Drill hole SL21, drilled to a final depth of 2583 ft, encountered several thrust fault sequences. Deep in the hole, a 100 ft-thick, highly sheared micritic limestone was encountered, which was interpreted to be a piece of lower-plate, based on lithology. Diamond drill hole SL25 was completed 3 months later and reached a total depth of 3088 ft. This hole was drilled through the known upper-plate resource and confirmed the grade and disseminated nature of gold mineralization, intersecting 50 ft @ 0.092 opt Au including 5 ft @ 0.380 opt Au. The hole also drilled the same thrusted and repeated sequences observed in DDH SL21. However the hole, which included some limestone interbeds similar to the limestone drilled in Hole 21, remained in upper-plate rocks to the total depth drilled. Entire exploration results will be posted on the Company’s website. The shallow drilling at Slaven (less than 1000 ft) established strong exploration potential for a structurally controlled deposit of significant size in upper-plate host rocks, principally in quartzites which have yielded strong gold values both in drill holes and in surface samples (e.g. 25 ft @ 0.122 opt Au in a roadcut). As a result of this work, the Company intends to follow up its 2005 exploration effort with a major drill campaign to begin as soon as weather and access allow.
Squaw Creek Property
The Company’s 100% owned Squaw Creek property is located 42 miles north due north of Battle Mountain, Nevada on the northern end of the Carlin Trend. Squaw Creek consists of 151 unpatented mining claims staked by the Company. Bonaventure Enterprises Inc. has an option to earn up to a 60% interest in the project. Strongly anomalous gold mineralization occurs within silicified and brecciated zones often more than 100 feet thick in Upper-plate lithologies and overlying Miocene age volcanics. Carlin-style mineralization is also hosted with silty dolomitic sediments which may be part of the Rodeo Creek Formation. Significant drill intercepts from previous drill results include:

Drill hole	Length	Gold

	(feet)	(oz/ton)
SC 99-7	5	0.120
SC 99-10	135	0.024
SC 99-11	90	0.021
During the 2005 field season, Bonaventure completed controlled source audio magnetotelluric surveys and its upcoming plans include 5,000 feet of drilling.
INVESTOR RELATIONS ACTIVITIES

Investor relations activities are performed by Kareen McKinnon, Vice-President, Corporate Development Ms. McKinnon’s primary function is to assist the Company in providing communications and interactions with the investment community, as well as developing and diversifying its investment audience.
OPERATIONS AND FINANCIAL CONDITION

Unaudited
(Fiscal Quarter of the Fiscal Year
ended June 30, 2006)

All in $1,000’s
except loss per share	First quarter	Second quarter

Working capital	$16,253	$14,778
Loss	$302	$179
Loss per share	$0.005	$0.003
Loss per share (fully diluted)	$0.005	$0.003
Total assets	$21,790	$21,814
Total liabilities	$309	$444
Deficit	$12,876	$13,055

Unaudited
(Fiscal Quarters of the Fiscal
Year ended June 30, 2005)

All in $1,000’s
except loss per share	First quarter	Second quarter	Third quarter	Fourth quarter

Working capital	$10,056	$11,867	$11,545	$11,216
Loss	$204	$345	$284	$230
Loss per share	$0.004	$0.007	$0.005	$0.004
Loss per share (fully diluted)	$0.004	$0.007	$0.005	$0.004
Total assets	$13,878	$15,974	$15,716	$15,697
Total liabilities	$57	$128	$85	$180
Deficit	$11,715	$12,059	$12,344	$12,574
Unaudited
(Fiscal Quarters of the Fiscal
Year ended June 30, 2004)

All in $1,000’s
except loss per share	Third quarter	Fourth quarter

Working capital	$8,275	$9,805
Loss	$200	$1,146
Loss per share	$0.004	$0.022
Loss per share (fully diluted)	$0.004	$0.022
Total assets	$10,732	$12,720
Total liabilities	$73	$130
Deficit	$10,364	$11,510
Liquidity
As at December 31, 2005, the Company had working capital of $14,777,689. This is an increase of $2,910,067 from working capital at December 31, 2004.
Results of Operations
For the six months ended December 31
Loss for the period decreased from $549,163 in 2004 to $481,481 in 2005. If the write-off of mineral property costs ($125,386 in 2004 and $60,060 in 2005) is excluded, the loss has decreased from $423,777 in 2004 to $421,421 in 2005. Write-off of deferred exploration costs in 2004 and 2005 consisted of general exploration costs in Nevada. The modest decrease in the loss after write-off of deferred exploration costs between 2004 and 2005 is primarily made up of an increase in office costs, travel and entertainment as well as a charge against stock-based compensation offset by an increase in interest income.
Investor relations & shareholder information and travel expenses increased from $107,723 in 2004 to $129,395 in 2005 as a result of the Company’s active investor relations program.
Capital Resources
The Company’s authorized capital consists of an unlimited number of common shares without par value. At December 31, 2005, the Company had 59,194,972 issued and outstanding common shares (December 31, 2004 — 53,969,386), and at February 15, 2006 the Company had 59,239,972 issued and outstanding shares.
The Company adopted a formal written stock option plan (“Stock Option Plan”) dated November 4, 2002 which was subsequently amended and approved as amended by the Shareholders of the Company on December 12, 2003. Under this plan, the Company may grant options for up to 7,072,935 common shares to directors, employees and consultants at exercise prices to be determined by the market value on the date of grant. Vesting of options is made at the discretion of the Board of Directors at the time the options are granted with the exception of options granted in relation to investor relations. Options granted to consultants engaged in investor relations activities must vest no earlier than as to one-quarter upon the grant date and as to a further one-quarter after each of the following three four-month periods. The options can be granted for a maximum term of 5 years. The Amended Stock Option Plan was approved by the TSX Venture Exchange (the “Exchange”) on February 13, 2004.
During the period ended December 31, 2005, 165,000 stock options were exercised. As at December 31, 2005 the Company had 3,270,000 stock options outstanding at exercise prices ranging from $0.10 per share to $1.50 per share with expiry dates ranging from May 14, 2006 to October 19, 2010. If exercised, the remaining 3,270,000 stock options would increase the Company’s available cash by $1,354,260. Subsequent to December 31, 2005, the Company granted incentive stock options to purchase up to 2,000,000 common shares at a price of $1.91 per share for a period of five years.
During the year, 4,940,586 warrants at $1.25 were exercised for total proceeds of $6,175,732 and 3,367,647 warrants expired. At December 31, 2005 the Company had 1,500,000 warrants at $2.50, exercisable to December 20, 2006, outstanding.
Balance Sheets
Cash and cash equivalents and temporary investments at December 31, 2005 totaled $15,098,392 compared to $11,934,286 at December 31, 2004. Deferred exploration costs and mineral property interests at December 31, 2005; all in Nevada, totaled $6,016,753 compared to $3,643,058 at December 31, 2004.
Related Party Transactions
The Company entered into the following transactions with related parties as follows:
During the period ended December 31, 2005, the Company paid or accrued management fees in the amount of $132,000 (2004 – $132,000) to companies controlled by directors.
During the period ended December 31, 2005, the Company paid or accrued administrative consulting fees in the amount of $56,058 (2004 – $24,000) to directors and officers of the Company and a company controlled by a director.
During the period ended December 31, 2005, the Company paid consulting fees in the amount of $61,240 (2004 – $59,405) to directors and officers of the Company and companies controlled by directors. Of that amount, $57,000 (2004 – $59,405) is included or written off to deferred exploration costs.
Amounts payable to related parties at December 31, 2005 aggregated $64,078 (June 30, 2005 – $17,754). The fair value for amounts due to related parties is not determinable since there are no stated terms of repayment.
Amounts payable to related parties have no specific terms of repayment, are unsecured, and have no interest rate. The amounts charged to the Company for the services provided have been determined by negotiation among the parties and, in certain cases, are covered by signed agreements. These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.
Proposed Transactions
The Company constantly seeks business opportunities to advance its business and to increase shareholder value. It is the policy of the Company to disclose material transactions in accordance with the requirements of the regulatory authorities and when in the best interests of the Company to do so.
Risks and Uncertainties
The Company’s financial success will be dependent upon its ability to develop profitable operations and to continue to raise adequate financing. Management is actively targeting sources of additional financing through alliances with financial, exploration and mining entities, or other business and financial transactions which would assure continuation of the Company’s operations and exploration programs. In order for the Company to meet its liabilities as they come due and to continue its operations, the Company is solely dependent upon its ability to generate such financing. There can be no assurance that the Company will be able to continue to raise funds in which case the Company may be unable to meet its obligations.
Disclosure Controls and Procedures
The Company’s management, with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the required filings.
Based upon the evaluation described above, the Chief Executive Officer and the Chief Financial Officer concluded that as of the end of the period covered by the required filings, the Company’s disclosure controls and procedures were effective in timely alerting them to the material information relating to the Company (or its consolidated subsidiaries) required to be included in reports that the Company files.
Forward Looking Statements
All statements in this report that do not directly and exclusively relate to historical facts, constitute forward-looking statements. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties, and other factors of which many are beyond the control of the Company. These factors could cause actual results to differ materially from such forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, as a result of new information, future events or otherwise.